RESEARCH COLLABORATION


                              AND LICENSE AGREEMENT



                                     between



                                OXIGENE EUROPE AB



                                       and



                          BRISTOL-MYERS SQUIBB COMPANY








                          Dated as of December 15, 1999

                                TABLE OF CONTENTS

                                                                            Page



                                        I

                                   DEFINITIONS



                                       II

                         REPRESENTATIONS AND WARRANTIES

      2.1   Representations and Warranties of Both Parties...................6
      2.2   Additional Representations and Warranties of OXiGENE.............7


                                       III

                              ASU LICENSE AGREEMENT

      3.1   Representations and Warranties of OXiGENE........................8
      3.2   OXiGENE Obligations..............................................9
      3.3   Rights of, and Obligations to, ASU..............................10


                                       IV

                           JOINT DEVELOPMENT COMMITTEE

      4.1   Members.........................................................10
      4.2   Responsibilities................................................11
      4.3   Meetings........................................................12
      4.4   Decisions.......................................................12
      4.5   Minutes.........................................................12
      4.6   Term............................................................13
      4.7   Expenses........................................................13


                                        V

                         COLLABORATIVE RESEARCH PROGRAM

      5.1   Scope of Research Program.......................................13
      5.2   Funding of Research Program.....................................13
      5.3   Conduct of Research Program.....................................14
      5.4   Records.........................................................15
      5.5   Material Transfer...............................................15
      5.6   Liability.......................................................15
      5.7   Term of Research Program........................................15
      5.8   Termination of Research Program; Effect.........................16


                                       VI

                          OWNERSHIP; PATENT PROTECTION

      6.1   Ownership of BMS Collaboration Technology.......................17
      6.2   Ownership of ASU Licensed Technology, OXiGENE Licensed Technology,
            OXiGENE Collaboration Technology................................17
      6.3   Ownership of Joint Collaboration Technology.....................17
      6.4   Patent Filing, Prosecution and Maintenance......................17
      6.5   Termination of Support by BMS...................................18


                                       VII

                    GRANT OF LICENSES; RESERVATION OF RIGHTS

      7.1   Mutual Research Licenses........................................18
      7.2   BMS Commercialization License; Limited Partial Conversion to
            Non-exclusivity.................................................19
      7.3   Mutual Ex-Field Licenses........................................19
      7.4   ******..........................................................19
      7.5   ******..........................................................19
      7.6   ******..........................................................19
      7.7   ******..........................................................19


                                      VIII

                        DEVELOPMENT AND COMMERCIALIZATION

      8.1   Development Efforts by BMS......................................20
      8.2   Transfer of INDs, etc...........................................20
      8.3   Ownership of Regulatory Filings.................................20
      8.4   Reporting; OXiGENE Liaison......................................20
      8.5   Trademarks......................................................21
      8.6   ******..........................................................21


                                       IX

                              MONETARY OBLIGATIONS

      9.1   BMS's Reimbursement of Certain Expenses.........................21
      9.2   License Fee.....................................................22
      9.3   Development Milestone Payments by BMS...........................22
      9.4   Additional License Fee, Milestone Payment.......................23
      9.5   Royalties.......................................................23
      9.6   Third Party Royalties...........................................24
      9.7   Additional Royalty Indemnification..............................25


                                        X

                              PAYMENTS AND REPORTS

      10.1  Payment.........................................................25
      10.2  Mode of Payment.................................................25
      10.3  Records Retention...............................................25
      10.4  Audit Request...................................................25
      10.5  Taxes...........................................................26
      10.6  Blocked Currency................................................26
      10.7  Late Payments...................................................26


                                       XI

                                  MANUFACTURING

      11.1  Transfer of Manufacturing Responsibility........................26
      11.2  Negotiation, Execution of Supply Agreement......................27
      11.3  Terms of Supply Agreement.......................................27
      11.4  Cost of Manufacturing and Related Activities....................28
      11.5  Manufacturing Liaisons..........................................28
      11.6  U.S. Manufacture................................................28


                                       XII

                                 CONFIDENTIALITY

      12.1  Confidentiality; Exceptions.....................................28
      12.2  Exclusions to Confidentiality...................................29
      12.3  Injunctive Relief...............................................29


                                      XIII

                              INTELLECTUAL PROPERTY

      13.1  Patent Enforcement..............................................29
      13.2  Infringement Actions by Third Parties...........................30
      13.3  Superior Rights of ASU..........................................31


                                       XIV

                                 INDEMNIFICATION

      14.1  By BMS..........................................................31
      14.2  By OXiGENE......................................................32
      14.3  Notice..........................................................32
      14.4  Complete Indemnification........................................32
      14.5  Insurance.......................................................32


                                       XV

                                TERM; TERMINATION

      15.1  Term............................................................33
      15.2  Effect of Expiration............................................33
      15.3  Termination by Either Party.....................................33
      15.4  Termination by BMS..............................................34
      15.5  Effect of Expiration or Termination.............................34
      15.6  Right to Sell Stock on Hand.....................................35
      15.7  Termination of Sublicenses......................................35
      15.8  Accrued Rights, Surviving Obligations...........................35


                                       XVI

                                  FORCE MAJEURE

      16.1  Events of Force Majeure.........................................35


                                      XVII

                                  MISCELLANEOUS

      17.1  Non-solicitation................................................36
      17.2  Standstill......................................................36
      17.3  Relationship of Parties.........................................37
      17.4  Guaranty........................................................37
      17.5  Assignment......................................................37
      17.6  Disclaimer of Warranties........................................37
      17.7  Further Actions.................................................38
      17.8  Notice..........................................................38
      17.9  Use of Name.....................................................38
      17.10 Public Announcements............................................39
      17.11 Waiver..........................................................39
      17.12 Compliance with Law.............................................39
      17.13 Severability....................................................39
      17.14 Amendment.......................................................40
      17.15 Governing Law; English Original; Jurisdiction...................40
      17.16 Arbitration.....................................................40
      17.17 No Consequential Damages........................................40
      17.18 Entire Agreement................................................41
      17.19 Parties in Interest.............................................41
      17.20 Descriptive Headings............................................41
      17.21 Counterparts....................................................41

                             RESEARCH COLLABORATION
                              AND LICENSE AGREEMENT

            THIS RESEARCH COLLABORATION AND LICENSE AGREEMENT (this "Agreement"), dated as of December 15, 1999, is between OXiGENE Europe AB, a company duly organized and existing under the laws of Sweden and having offices at Blasieholmsgatan 2c, S-111 48 Stockholm, Sweden, for and on behalf of itself and its Affiliates ("OXiGENE"), and Bristol-Myers Squibb Company, a company duly organized and existing under the laws of the State of Delaware and having offices at Route 206 and Province Line Road, Princeton, New Jersey, USA 08543-4000, for and on behalf of itself and its Affiliates ("BMS").

                             PRELIMINARY STATEMENTS


            A.    OXiGENE is a leading biotechnology company.


            B. BMS is an international pharmaceutical company.


            C. OXiGENE has entered into that certain License Agreement with the Arizona Board of Regents, acting on behalf of Arizona State University (collectively, "ASU"), pursuant to which OXiGENE has been granted a license, with the right to sublicense, certain patent rights and other know-how and technology owned by ASU.


            D. OXiGENE wishes to grant a sublicense to BMS, and BMS wishes to take a sublicense from OXiGENE, under certain rights granted to OXiGENE under such License Agreement and under other relevant patent rights and know-how owned by OXiGENE, upon the terms and conditions set forth in this Agreement.


            E. Furthermore, OXiGENE and BMS wish to collaborate in connection with the research, development and commercialization of products covered by such licensed technology, upon the terms and conditions set forth in this Agreement.


            NOW, THEREFORE, in consideration of the foregoing preliminary statements and the mutual covenants and agreements of the Parties contained in this Agreement, the Parties hereby agree as follows:

                                        I

                                   DEFINITIONS

            As used in this Agreement, the following terms shall have those meanings set forth in this Section 1 unless the context dictates otherwise.

            1.1 "Affiliate" with respect to either Party, shall mean any Person controlling, controlled by, or under common control with, such Party. For these purposes, "control" shall refer to (i) the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or (ii) the beneficial ownership (as such term is defined in the 1934 Act) of at least 50% of the voting securities or other ownership interest of a Person.

            1.2 "ASU Advisory Committee" shall have the meaning assigned thereto in Section 3.1(f).

            1.3 "ASU License Agreement" shall mean that certain License Agreement No. 206-01.LIC, dated August 2, 1999, by and between OXiGENE and ASU, a redacted copy of which is attached hereto as Exhibit A.

            1.4 "ASU Licensed Technology" shall mean ASU'S PATENT RIGHTS I, II, III and IV and all related TECHNOLOGY and KNOW-HOW to which OXiGENE has been granted a license under the ASU License Agreement, as such block capitalized terms are defined therein. A list of all such Patents in existence on the Effective Date is included in Exhibit B attached.

            1.5 "BMS Collaboration Technology" shall mean all Inventions and Know-How first studied, developed, reduced to practice or shown to have utility solely by employees of BMS in connection with the performance of BMS's obligations under the Research Program, as well as any and all Patents covering same.

            1.6 "CA4P" shall mean the chemical compound having the chemical name Combretastatin A4 phosphate.

            1.7 "Collaboration Compound" shall mean any chemical compound, the composition of matter and/or method of use of which is, or under Section 9.4 is deemed to be, covered by the ASU Licensed Technology, the OXiGENE Licensed Technology and/or the OXiGENE Collaboration Technology, and that is the subject of any of the research, development, commercialization and/or marketing activities contemplated by this Agreement. While the Parties intend CA4P to be the initial Collaboration Compound, other compounds may be selected as Collaboration Compounds in addition to, or in lieu of, CA4P.

            1.8 "Combretastatin" shall mean any cancer cell growth inhibitory substance derived from the bush willow Combretum caffrum.

            1.9 "Confidential Information" shall have the meaning assigned to such term in Section 12.1.

            1.10 "Covered Product" shall mean any pharmaceutical product the manufacture, sale or use of which in any country in the Territory is covered by a Valid Claim of any Patent included in the ASU Licensed Technology, the OXiGENE Licensed Technology, the OXiGENE Collaboration Technology, the BMS Collaboration Technology and/or the Joint Collaboration Technology.

            1.11 "EEA" shall mean the countries in the European Economic Area, or any successor thereto, from time to time.

            1.12 "Effective Date" shall mean the date first set forth above.

            1.13 "FDA" shall mean the United States Food and Drug
Administration, or any successor thereto.

            1.14 "Field" shall mean the prevention, diagnosis, control or treatment of any human or animal disease or condition by the Systemic Use of a Covered Product(s), either as a single agent or in combination with any other therapy. The Field may be modified from time to time as provided in Section 7.7"

            1.15 "First Commercial Sale" shall mean, with respect to any Covered Product, the first sale for use or consumption by the general public of such Covered Product in a country in the Territory after all required marketing and pricing approvals have been granted, or otherwise permitted, by the governing health authority of such country. "First Commercial Sale" shall not include the sale of any Covered Product for use in clinical trials or for compassionate use prior to the approval of an NDA; provided, however, that if and to the extent that BMS receives remuneration for any such compassionate use or named patient sales, BMS shall pay royalties thereon in accordance with Section 9.5.

            1.16 "IND" shall mean an Investigational New Drug Application to be filed with the FDA, or the equivalent thereof in other countries or regulatory jurisdictions.

            1.17 "Invention" shall mean any new or useful method, process, manufacture, compound or composition of matter, whether or not patentable or copyrightable, or any improvement thereof.

            1.18 "Joint Collaboration Technology" shall mean all Inventions and Know-How first studied, developed, reduced to practice or shown to have utility jointly by one or more employees of BMS and one or more employees of OXiGENE during the performance of the Parties' respective obligations under the Research Program, as well as any and all Patents covering same.

            1.19 "Joint Development Committee" shall mean the entity organized and acting pursuant to Section 4.

            1.20 "Know-How" shall mean unpatented technical and other information which is not in the public domain including information comprising or relating to discoveries, inventions, data, designs, formulae, methods, models, assays, research plans, procedures, designs for experiments and tests and results of experimentation and testing (including results of research or development), processes (including manufacturing processes, specifications and techniques), laboratory records, chemical, pharmacological, toxicological, clinical, analytical and quality control data, trial data, case report forms, data analyses, reports or summaries and information contained in submissions to and information from ethical committees and regulatory authorities. Know-How includes rights protecting Know-How. The fact that an item is known to the public shall not be taken to exclude the possibility that a compilation including the item, and/or a development relating to the item, is (and remains) not known to the public.

            1.21 "Licensed Product" shall mean any pharmaceutical product the manufacture, sale or use of which in any country in the Territory is covered by a Valid Claim of any Patent included in the ASU Licensed Technology. For purposes of clarification, all Licensed Products are Covered Products, but not all Covered Products are Licensed Products.

            1.22 "NDA" shall mean a New Drug Application to be filed with the FDA, or the equivalent thereof in other countries or regulatory jurisdictions.

            1.23 "Net Sales" shall mean, with respect to any Covered Product, the gross amount invoiced to Third Parties by BMS, its Affiliates or its Sublicensees, as the case may be, for such Covered Product, commencing with the First Commercial Sale of such Covered Product, less deductions for: (i) reasonable and customary trade, quantity and/or cash discounts actually granted;
(ii) reasonable and customary credits, refunds and allowances (including, without limitation, cash, credit and free goods allowances) actually allowed or given for chargebacks, retroactive price reductions, billing errors and rebates (including, without limitation, government-mandated and managed healthcare negotiated rebates); (iii) credits and refunds for Covered Product that is rejected, spoiled, damaged, outdated or returned actually allowed or given; (iv) freight, postage, shipping insurance and other transportation costs actually incurred in transporting Covered Product to a Third Party; and (v) taxes, tariffs, customs duties, surcharges and other governmental charges incurred in connection with the sale, exportation or importation of Covered Product. Such amounts shall be determined from the books and records of BMS, its Affiliates or its Sublicensees, as the case may be, maintained in accordance with the generally accepted accounting principles, consistently applied.

            Notwithstanding the foregoing, in the event a Covered Product is sold in conjunction with another proprietary active component so as to be a combination product (whether packaged together or in the same therapeutic formulation), Net Sales shall be calculated by multiplying the Net Sales of such combination product by a fraction, the numerator of which shall be the fair market value of the Covered Product as if sold separately (determined in accordance with generally accepted accounting principles), and the denominator of which shall be the aggregate fair market value of all the proprietary active components of such combination product, including the Covered Product, as if sold separately. In the event no such separate sales are made by BMS, its Affiliates or Sublicensees, Net Sales of the combination product shall be calculated in a manner to be negotiated and agreed upon by the Parties, reasonably and in good faith, prior to any sale of such combination product, which shall be based upon the respective estimated commercial values of the proprietary active components of such combination product.

            Notwithstanding the foregoing, in connection with (X) any sale or other disposition of Covered Product that is not a bona fide, arms length transaction for money, or (Y) any other use of Covered Product that does not result in or give rise to sales revenue that is customary in the country in which such use takes place (except as provided in the next paragraph), Net Sales shall be calculated at the relevant open market price in the country in which such sale, disposition or use takes place, or, if such price is not reasonably ascertainable, at a reasonable price, assessed on an arms length basis, for the goods and/or services received in consideration of the sale, disposition or use of Covered Product.

            BMS's or any of its Affiliate's transfer of Covered Product to another Affiliate or a Sublicensee shall not result in any Net Sales, unless such Covered Product is consumed by such Affiliate or Sublicensee in the course of its commercial activities. In such case, Net Sales shall occur upon such other Affiliate's or Sublicensee's sale of such Covered Product to a Third Party. Further, the disposition of Covered Product for, or the use of Covered Product in, pre-clinical or clinical (Phase I - III) trials or other market-focused (Phase IV or V) trials or free samples shall not result in any Net Sales.

            1.24 "1934 Act" shall mean the Securities Exchange Act of 1934, as amended, and all regulations promulgated pursuant thereto from time to time.

            1.25 "North America" shall mean the United States and Canada and their respective possessions.

            1.26 "OXiGENE Collaboration Technology" shall mean all Inventions and Know-How first studied, developed, reduced to practice or shown to have utility solely by employees of OXiGENE, or of any Third Party working on behalf of for the benefit of OXiGENE and/or in whose Inventions and Know-How OXiGENE otherwise has rights, in connection with the performance of OXiGENE's obligations under the Research Program, as well as any and all Patents covering same.

            1.27 "OXiGENE Licensed Technology" shall mean all Patents owned or controlled by, or licensed to, OXiGENE, and all Know-How and Inventions developed, owned or controlled by, or licensed to, OXiGENE, on or after the Effective Date, other than the ASU Licensed Technology, which, in the reasonable opinion of the Parties, is necessary for or may be useful in the development, manufacture, use or sale of Licensed Products in the Field in the Territory, all to the extent that OXiGENE has the right to license or otherwise make available such Patents, Know-How and Inventions to BMS hereunder. A list of all such Patents in existence on the Effective Date is included in Exhibit B attached.

            1.28 "OXiGENE Pre-clinical Studies" shall have the meaning assigned thereto in Section 9.1(a).

            1.29 "Party" shall mean OXiGENE or BMS and, when used in the plural, shall mean OXiGENE and BMS.

            1.30 "Patents," as used in this Agreement, shall mean all of the subject letters patent and patent applications throughout the Territory, as well as any and all substitutions, extensions, renewals, continuations, continuations-in-part, divisions, patents-of-addition and/or reissues thereof.

            1.31 "Person" shall mean any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or any agency or political subdivision thereof.

            1.32 "Research Plan" shall have the meaning thereto in Section 5.1.

            1.33 "Research Program" shall mean the research program that is conducted by OXiGENE in collaboration with BMS pursuant to Section 5.

            1.34 "Royalty Term" shall mean, with respect to each Covered Product in a country in the Territory, the period of time commencing on the Effective Date and ending on the later of: (i) the ****** anniversary of the First Commercial Sale of such Covered Product in such country, or (ii) if, at the time of the First Commercial Sale of such Covered Product in such country, the sale of such Covered Product is covered by a Valid Claim of a Patent directed to the composition of matter or use in the Field of the compound contained in such Covered Product or a pharmaceutical preparation containing such compound that is included in the ASU Licensed Technology, the OXiGENE Licensed Technology and/or the OXiGENE Collaboration Technology, the date on which the last of such Patents expires.

            1.35 "Sublicensee" shall mean a Third Party to which BMS has granted sublicense rights under the OXiGENE Licensed Technology, OXiGENE Collaboration Technology, BMS Collaboration Technology and Joint Collaboration Technology and further sublicense rights under the ASU Licensed Technology.

            1.36 "Substances" shall have the meaning assigned thereto in Section 5.5.

            1.37 "Supply Agreement" shall have the meaning assigned thereto in
Section 11.2.

            1.38 "Systemic Use" shall mean any use of a compound or product where the administration is by means other than topical.

            1.39 "Territory" shall mean all of the countries in the entire world.

            1.40 "Third Party" shall mean any Person who or which is neither a Party nor an Affiliate of a Party.

            1.41 "Valid Claim" shall mean (i) a pending claim in any patent application that has not been pending for more than five years, which for purposes of Sections 1.10, 1.21 and 1.33 shall be treated as if such pending claim were issued in then-current form, or (ii) a claim of any issued letters patent that, in each case, has not been held invalid or unenforceable by final decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and that is not admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

                                       II

                         REPRESENTATIONS AND WARRANTIES

            2.1 Representations and Warranties of Both Parties. Each Party represents and warrants to the other Party that, as of the Effective Date:

            (a) Such Party is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

            (b) Such Party has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement;

            (c) This Agreement is a legal and valid obligation of such Party, binding upon such Party and enforceable against such Party in accordance with the terms of this Agreement, except as such enforceability may be affected by laws affecting creditors' rights generally and general equitable principles. The execution, delivery and performance of this Agreement by such Party do not and shall not conflict with any agreement, instrument or understanding, oral or written, to which such Party is a party or by which such Party may be bound, or violate any law or regulation of any court, governmental body or administrative or other agency having authority over such Party. All consents, approvals and authorizations from all governmental authorities or other Third Parties required to be obtained by such Party in connection with the execution, delivery and performance of this Agreement have been obtained;

            (d) Such Party has sufficient facilities, experienced personnel and other capabilities to enable it to perform its obligations under this Agreement; and

            (e) No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon such Party for any commission, fee or other compensation as a finder or broker because of any act by such Party or of any agent of such Party.

In addition, the Parties covenant with one another that if a filing under the Hart Scott Rodino Act is necessary in connection with the transaction contemplated by this Agreement, the Parties, in cooperation with each other, shall take all actions reasonably necessary to make and complete such filing, as soon as practicable after the Effective Date.

            2.2 Additional Representations and Warranties of OXiGENE. OXiGENE represents and warrants to BMS that, as of the Effective Date:

            (a) OXiGENE and/or its Affiliates are the owner of, or have exclusive rights to, all of the Patents included in the ASU Licensed Technology (except as expressly provided in the copy of the ASU License Agreement attached as Exhibit A) and the OXiGENE Licensed Technology in existence on the Effective Date, and have the exclusive right to grant the licenses or sublicenses, as the case may be, therefor granted under this Agreement;

            (b) All such Patents consist of either patent applications that have been filed and are pending and actively being prosecuted as of the Effective Date, or issued letters patent that are in full force and effect and have been maintained through the Effective Date;

            (c) OXiGENE is not aware of any asserted or unasserted claim or demand which it believes can be enforced by a Third Party against any such Patents;

            (d) To the best of OXiGENE's knowledge and belief, the practice of such Patents and the performance of the Research Program as currently contemplated by the Parties do not and shall not infringe upon or conflict with any patent, copyright or other proprietary right of any Third Party;

            (e) OXiGENE and/or its Affiliates have the right to grant the licenses or sublicenses, as the case may be, granted under this Agreement for all of the Know-How and Inventions included in the ASU Licensed Technology and OXiGENE Licensed Technology in existence on the Effective Date;

            (f) Such Know-How and Inventions were not obtained by OXiGENE, and to the best of OXiGENE's knowledge and belief were not obtained by ASU, in violation of any contractual or fiduciary obligation to which OXiGENE, ASU or any of their respective employees or staff members are or were bound, or by the misappropriation of the trade secrets of any Third Party.

            (g) OXiGENE has not entered into any agreement with any Third Party which is in conflict with the rights granted to BMS under to this Agreement, and the execution and performance of this Agreement by OXiGENE do not and shall not violate any agreement or undertaking to which OXiGENE is a party; and

            (h) To the best of OXiGENE's knowledge and belief, all of the data and information that OXiGENE has provided to BMS prior to the Effective Date relating to such Patents, Know-How and Inventions, and to Combretastatins in general, are reasonably accurate, and OXiGENE has not omitted therefrom any material data or information in OXiGENE's possession or control reasonably in advance of the Effective Date concerning same that a reasonable Person in BMS's position would want to have examined prior to executing this Agreement.

                                       III

                              ASU LICENSE AGREEMENT

            3.1 Representations and Warranties of OXiGENE. OXiGENE represents and warrants to BMS that, as of the Effective Date:

            (a) The ASU License Agreement is in full force and effect and has not been modified or amended, except that no representation or warranty is made with respect to ASU or matters solely within the control or direction of ASU that are not known to OXiGENE;

            (b) To the best of OXiGENE's knowledge and belief, neither ASU nor OXiGENE is in default with respect to a material obligation under, and neither such party has claimed or has grounds upon which to claim that the other party is in default with respect to a material obligation under, the ASU License Agreement;

            (c) To the best of OXiGENE's knowledge and belief, the rights that ASU has licensed to OXiGENE pursuant to the ASU License Agreement were not and are not subject to any restrictions or limitations except as set forth in the copy of the ASU License Agreement attached as Exhibit A;

            (d) OXiGENE has not waived or allowed to lapse any of its rights under the ASU License Agreement, and no such rights have lapsed or otherwise expired or been terminated;

            (e) The portions of the ASU License Agreement that have been redacted from the copy of the ASU License Agreement attached as Exhibit A do not contain any provision that would materially alter, hinder or otherwise adversely affect BMS's rights or obligations under this Agreement or BMS's ability to realize commercial benefit from the exercise or enforcement of such rights and performance of such obligations; and

            (f) OXiGENE has previously informed BMS of all decisions and recommendations made by the advisory committee contemplated by Section 8.6 of the ASU License Agreement (the "ASU Advisory Committee") and has identified to BMS any of such decisions and recommendations that have been made binding.

            3.2 OXiGENE Obligations. OXiGENE agrees that during the term of this
Agreement:

            (a) OXiGENE will use commercially reasonable efforts to fulfill all of its material obligations under the ASU License Agreement (including, without limitation, the payment of all patent costs under Section 6 thereof), to the extent such obligations have not been delegated to BMS and to the extent that failure to do so would adversely affect BMS or its rights hereunder;

            (b) OXiGENE shall not enter into any subsequent agreement with ASU that modifies or amends the ASU License Agreement in any way that could potentially adversely affect BMS's rights under this Agreement without BMS's prior written consent, and shall provide BMS with a copy of all modifications to or amendments of the ASU :License Agreement, regardless of whether BMS's consent was required with respect thereto (except to the limited extent any such modification or amendment pertains solely to a portion(s) of the ASU License Agreement that has not been disclosed to BMS);

            (c) OXiGENE shall not terminate the ASU License Agreement in whole or in part, directly or indirectly, without BMS's prior written consent;

            (d) OXiGENE shall promptly furnish BMS with copies of all reports and other communications OXiGENE receives from ASU that relate to the subject matter of this Agreement (including, without limitation, under Section 6.6 of the ASU License Agreement);

            (e) OXiGENE shall promptly furnish BMS with copies of all reports and other communications that OXiGENE furnishes to ASU which relate to the subject of this Agreement, and to the extent any such reports or communications relate to the efforts of BMS under this Agreement (including, without limitation, those reports required under Sections 9.1 and 9.2 of the ASU License Agreement), OXiGENE shall give BMS a reasonable opportunity to review and comment upon such reports or communications before they are transmitted to ASU;

            (f) OXiGENE shall furnish BMS with copies of all notices received by OXiGENE relating to any alleged breach or default of any material obligation by OXiGENE under the ASU License Agreement within three business days after OXiGENE's receipt thereof and, if OXiGENE cannot or chooses not to cure or otherwise resolve any such alleged breach or default, OXiGENE shall allow BMS, in BMS's sole discretion, to cure or otherwise resolve any such alleged breach or default;

            (g) OXiGENE, acting as an intermediary between ASU and BMS, shall allow BMS to exercise and enjoy the direct benefit of all of OXiGENE's affirmative rights, to the extent they relate to the ASU Licensed Technology, under Sections 2.4, 6.1 (concerning only the elimination or addition of countries in which patent protection is to be sought or maintained), 6.2, 6.4 (concerning only the termination of rights with respect to any Patent), 6.7, 6.8 (concerning only the amendment of claims of patent applications), 6.9 (concerning only instruction to ASU to proceed with any necessary action), 6.10, 6.11, 7.5, 8.2, 8.7, 11.1, 11.2, 11.5, 14.1, 16.1 (subject, in the event of default by OXiGENE under the ASU License Agreement, to Section 3.2(f) hereof),
16.3 (solely to prevent OXiGENE from terminating the ASU License Agreement with respect to any LICENSED PRODUCT or ASU PATENT RIGHT (as such terms are defined therein) that BMS wishes to sell or exploit under this Agreement) and 16.4 (solely to prevent OXiGENE from terminating the ASU License Agreement if BMS wishes to maintain its sublicense with respect to the ASU Licensed Technology hereunder) of the ASU License Agreement. BMS shall, to the extent practicable, exercise such rights in consultation with OXiGENE, and OXiGENE shall take all necessary steps to effect BMS's exercise thereof;

            (h) Until a BMS representative begins to serve on the ASU Advisory Committee, as provided in Section 3.2(i) hereof, OXiGENE shall inform BMS of all decisions and recommendations made by such committee and shall identify to BMS any such decisions or recommendations that are made binding; and

            (i) Promptly after the Effective Date, OXiGENE shall take all appropriate actions to have a representative selected by BMS appointed to the ASU Advisory Committee. As contemplated by Section 8.6.1 of the ASU License Agreement, such BMS representative shall be one of the two OXiGENE representatives to the ASU Advisory Committee.

            3.3 Rights of, and Obligations to, ASU. Pursuant to Section 3.1 of the ASU License Agreement, BMS hereby acknowledges the rights of and obligations to ASU thereunder, to the extent such rights and obligations are set forth in the copy of the ASU License Agreement attached hereto as Exhibit A. Except as otherwise contemplated by this Agreement, BMS shall use reasonable commercial efforts to perform such obligations, to the extent they are set forth in the copy of the ASU License Agreement attached hereto as Exhibit A.

                                       IV

                           JOINT DEVELOPMENT COMMITTEE

            4.1 Members. The Parties shall establish a Joint Development Committee (the "Joint Development Committee"), which shall comprise three representatives designated by each Party (or such other number as the Parties may agree). The initial members of the Joint Development Committee are set forth on Exhibit C. Members of the Joint Development Committee may be represented at any meeting by a designee who is appointed by such member for such meeting and who has authority to act on behalf of such member. During the term of the Research Program, the chairperson of the Joint Development Committee shall be designated annually on an alternating basis between the Parties; thereafter the chairperson shall be designated by BMS . The initial chairperson shall be selected by BMS and is designated on Exhibit C. The Party not designating the chairperson shall designate one of its representative members as secretary to the Joint Development Committee for such year. Each Party shall be free to replace its representative members with new appointees who have authority to act on behalf of such Party, on notice to the other Party.

            4.2 Responsibilities. The Joint Development Committee shall be responsible for overseeing and directing the Research Program and overseeing BMS's development and commercialization efforts under Section 8. Its duties shall include, without limitation:

               (i)evaluating  and  determining   scientific   criteria  to  be
      implemented under the Research Program;

               (ii) proposing, approving and, from time to time, updating and modifying the Research Plans;

               (iii) providing guidance for the implementation of the Research Plans;

               (iv) determining the deliverables OXiGENE is responsible for under the Research Plans;

               (v)subject to Section 5.2, fixing the compensation that OXiGENE is to receive from BMS in consideration of OXiGENE's performance of its obligations under the Research Program;

               (vi) allocating responsibilities and resources between the Parties with respect to the Research Program;

               (vii) determining whether to commence or terminate various projects under the Research Program;

               (viii) setting patent filing policies and making patent filing determinations, as contemplated by Sections 6.4(a) - (d);

               (ix) evaluating data from the Research Program and making recommendations to BMS for its selection of Collaboration Compounds for further development by BMS;

               (x)reviewing the results of any clinical trials conducted by OXiGENE pursuant to Section 8.6 and making recommendations as to BMS's activities under Section 8 based on such results, as appropriate;

               (xi) reviewing and evaluating progress, milestone achievement and diligence under the Research Program and, with respect to BMS only, under
      Section 8, provided that the Joint Development Committee shall not have authority to make any determination that either Party is in breach of its obligations under this Agreement or any Research Plan or other plan created by the Joint Development Committee;

               (xii) providing for the exchange of information between the Parties relating to the Research Program and BMS's activities under
      Section 8; and

               (xiii) addressing issues and resolving differences that may arise between the Parties with respect to the Research Program and BMS's activities under Section 8.

            4.3 Meetings. The Joint Development Committee shall meet at least once every calendar quarter, and more frequently as the Parties deem appropriate, on such dates and at such times as the Parties shall agree, on 10 days' written notice to the other Party unless such notice is waived by the Parties. The Joint Development Committee may convene or be polled or consulted from time to time by means of telecommunications, video conferences or correspondence, as deemed necessary or appropriate by the Parties. To the extent that meetings are held in person, they shall alternate between the offices of the Parties unless the Parties otherwise agree. The chairperson shall be responsible for sending notices of meetings to all members.

            4.4 Decisions. (a) A quorum for a meeting of the Joint Development Committee shall require the presence of at least one OXiGENE member (or designee) and at least one BMS member (or designee) in person or by telephone. All decisions made or actions taken by the Joint Development Committee shall be made unanimously by its members, with the OXiGENE members cumulatively having one vote and the BMS members cumulatively having one vote.

            (b) In the event that unanimity cannot be reached by the Joint Development Committee with respect to a matter that is a subject of its decision-making authority, then the matter shall be referred for further review and resolution to the President of the Pharmaceutical Research Institute at BMS, or such other similar position designated by BMS from time to time, and the Chief Executive Officer at OXiGENE, or such other similar position designated by OXiGENE from time to time. The designated officers of each Party shall use reasonable efforts to resolve the matter within 10 days after the matter is referred to them. If the designated officers cannot resolve any such matter within 10 days, the matter shall be decided by the designated officer of BMS in good faith, taking into account the reasonable commercial interests of OXiGENE and the express provisions of this Agreement.

            4.5 Minutes. Within 15 days after each Joint Development Committee meeting, the secretary of the Joint Development Committee shall prepare and distribute minutes of the meeting, which shall provide a description in reasonable detail of the discussions had at the meeting and a list of any actions, decisions or determinations approved by the Joint Development Committee. The secretary shall be responsible for circulation of all draft and final minutes. Draft minutes shall be first circulated to the chairperson, edited by the chairperson and then circulated in final draft form to all members of the Joint Development Committee sufficiently in advance of the next meeting to allow adequate review and comment prior to the meeting. Minutes shall be approved or disapproved, and revised as necessary, at the next meeting. Final minutes shall be distributed to the members of the Joint Development Committee.

            4.6 Term. The Joint Development Committee shall exist until the termination or expiration of the Research Program and for such longer period as necessary to perform the responsibilities assigned to it under this Agreement.

            4.7 Expenses. Each Party shall be responsible for all travel and related costs for its representatives to attend meetings of, and otherwise participate on, the Joint Development Committee.

                                        V

                         COLLABORATIVE RESEARCH PROGRAM

            5.1 Scope of Research Program. The Joint Development Committee shall prepare and provide to each Party a detailed description, mutually acceptable to the Parties in form and substance, of the activities to be undertaken during each 12-month period during the Research Program, which shall include a reasonably detailed description of the goals and scope of such research, the allocation of responsibilities to the respective Parties and a work plan, milestones and project target dates for such period (including the personnel, equipment and facilities that OXiGENE is required to provide) (each such 12-month plan, as may be updated or modified from time to time, a "Research Plan"). Each Research Plan shall be embodied in a letter agreement to be executed by the Parties and shall include only projects ****** the ASU Licensed Technology. The Joint Development Committee shall agree upon the Research Plan for the first 12 months of the Research Program as promptly as possible after the Effective Date and, in any event, no later than 90 days thereafter. The Joint Development Committee shall regularly review, update and, as necessary, modify each Research Plan from time to time. The Joint Development Committee shall promptly provide each Party with any such updates or modifications.

            5.2 Funding of Research Program. (a) BMS shall fund OXiGENE's conduct of the Research Program at the rates determined by the Joint Development Committee under each Research Plan (but not less than US $ ****** for ****** following the Effective Date). BMS shall make the payments due under this
Section 5.2(a) in equal quarterly installments (exclusive of any applicable VAT, which shall be paid by BMS) on the first day of each calendar quarter during the term of the Research Program; provided, however, that the payment due with respect to the quarter in which the Effective Date falls shall be due seven days after the Effective Date. Any payment under this Section 5.2(a) for a portion of a calendar quarter shall be made on a pro rata basis. All payments under this
Section 5.2(a) shall be made via wire transfer to a bank account designated by OXiGENE from time to time.

            (b) BMS shall pay OXiGENE at least US$ ****** in consideration of OXiGENE's performance of its Research Program obligations, unless the Research Program is terminated by BMS pursuant to Section 5.8(a) or (b), or this Agreement is terminated in its entirety by BMS pursuant to Section 15.3, prior to the ****** anniversary of the Effective Date, in which case this Section 5.2(b) shall not apply.

            5.3   Conduct  of  Research  Program.   During  the  term  of  the
Research Program, each Party shall:

            (a) undertake an interactive, cooperative Research Program with the other Party as set forth in the Research Plans, and such other activities that the Joint Development Committee decides, from time to time, are necessary for the scientific or commercial success of the Research Program;

            (b) use all reasonable efforts and proceed diligently to perform the work set out for such Party to perform under the Research Plan, including, without limitation, by using personnel with sufficient skills and experience, together with sufficient equipment and facilities;

            (c) conduct the Research Program in good scientific manner, and in compliance with all requirements of all applicable laws, rules and regulations and all other requirements of any applicable good laboratory practices to attempt to achieve the objectives of the Research Program efficiently and expeditiously;

            (d) within 30 days following the end of each six-month period during the term of the Research Program and within 30 days following the expiration or termination of each Research Program, furnish the other Party with written reports summarizing all of the activities conducted by such Party under the Research Program during such six-month period or the term of such Research Program, as the case may be;

            (e) promptly provide an invention disclosure report to the other Party with respect to any Invention included in the OXiGENE Licensed Technology, OXiGENE Collaboration Technology, BMS Collaboration Technology or
Joint Collaboration Technology;

            (f) allow representatives of the other Party, upon reasonable notice and during normal business hours, and subject to reasonable restrictions necessary to protect the confidentiality of such Party's other programs, to visit the facilities of such Party where the Research Program is being conducted, and consult informally, during such visits and by telephone, with such Party's personnel performing work on the Research Program;

            (g) with respect to OXiGENE, (i) maintain worker's compensation, employer's liability and comprehensive general liability insurance, to the extent applicable, with respect to the work it is performing under the Research Program in such amounts as it customarily maintains with respect to similar research programs, which insurance shall designate BMS as an additional insured, and pay the premiums due thereunder, and (ii) ensure that any Third Parties who perform any of OXiGENE's obligations under the Research Program do likewise. The terms and conditions of such insurance policies and any and all amendments thereto, as well as the amount actually insured and the amount of coverage OXiGENE or any such Third Party customarily maintains, shall be supplied to BMS on request; and

            (h) with respect to OXiGENE, ensure that all of its employees and agents (including, without limitation any Third Party and the faculty, employees and agents of any such Third Party) involved in the Research Program on OXiGENE's behalf agree, in writing, to assign to OXiGENE, directly or indirectly, such Person's entire interest in and to any and all Inventions arising from such involvement, unless BMS otherwise agrees in advance.

            5.4 Records. (a) OXiGENE and BMS each shall maintain records, in sufficient detail and in good scientific manner, which shall be complete and accurate in all material respects and shall fully and properly reflect all work done and results achieved in the performance of the Research Program (including all data in the form required under all applicable laws and regulations).

            (b) OXiGENE and BMS shall share all information contained in such records, and each shall have the right, during normal business hours, upon reasonable notice and subject to such reasonable procedures as the other Party may require, to inspect and copy all such records of the other Party relating specifically to the Research Program to the extent reasonably required for the performance of the inspecting Party's obligations under this Agreement. OXiGENE and BMS each shall maintain such records and the information of the other Party contained therein in confidence in accordance with Section 12 and shall not use such records or information except to the extent otherwise permitted by this Agreement.

            5.5 Material Transfer. In order to facilitate the Research Program, either Party may provide to the other Party certain biological materials or chemical compounds (collectively, the "Substances") owned by or licensed to the supplying Party (other than under this Agreement) for use by the other Party in furtherance of the Research Program. Except as otherwise provided under this Agreement, all Substances delivered to the other Party shall remain the sole property of the supplying Party, shall be used only in furtherance of the Research Program and solely under the control of the other Party, shall not be used or delivered to or for the benefit of any Third Party without the prior written consent of the supplying Party and shall not be used in research or testing involving human subjects. The Substances supplied under this Section 5.5 must be used with prudence and appropriate caution in any experimental work, since not all of their characteristics may be known. THE SUBSTANCES ARE PROVIDED "AS IS" AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE SUBSTANCES WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

            5.6 Liability. Each Party shall be responsible for, and hereby assumes, any and all risks of personal injury or property damage attributable to the negligent or willful acts or omissions, during the term of the Research Program, of such Party or its Affiliates, and their respective directors, officers, employees and agents.

            5.7 Term of Research Program. The term of the Research Program shall commence on the Effective Date, and shall continue until the ****** anniversary of the Effective Date, except as otherwise provided in this Agreement; provided, however, that the Joint Development Committee may elect, at its discretion, to extend the term of the Research Program for one or more additional 12-month periods. Any such election shall be made, if at all, at least 90 days prior to the relevant anniversary of the Effective Date.

            5.8 Termination of Research Program; Effect. (a) At any time during the term of the Research Program, BMS shall have the right to terminate the Research Program upon 30 days' written notice to OXiGENE, in the event that:

               (i) OXiGENE is acquired (whether through merger, consolidation, acquisition (directly or indirectly) of stock representing *****% or more of the outstanding voting stock or other of its equity securities, sale of all or substantially all of its assets, or otherwise) by any Third Party pharmaceutical company having a market capitalization in excess of US$ ******; or

               (ii) BMS has become entitled to terminate this Agreement under clause (ii) or (iii) of Section 15.3; provided, however, that BMS's termination of the Research Program pursuant to this Section 5.8(a)(ii) shall not constitute termination of this Agreement in its entirety.

OXiGENE shall promptly notify BMS of the occurrence of any of the events specified in Sections 5.8(a)(i) or (ii).

            (b) At any time during the term of the Research Program, either Party (the "terminating Party") shall have the right to terminate the Research Program upon notice to the other Party (the "defaulting Party") in the event the defaulting Party materially defaults with respect to any of its material obligations in connection with the Research Program and fails to cure such default within 30 days after the receipt of a notice from the terminating Party specifying the nature of, and requiring the remedy of, such default.

            (c) In the event of termination of the Research Program by BMS pursuant to Section 5.8(a) or (b), OXiGENE shall (i) promptly transfer to BMS copies, whether in written or electronic form, of all data, reports, records and materials (including any ASU Licensed Technology, OXiGENE Licensed Technology and/or OXIGENE Collaboration Technology necessary to allow BMS to continue to conduct of the Research Program, all to the extent not previously disclosed to
BMS) in OXiGENE's possession or control which relate to the Research Program;
(ii) return to BMS all relevant records and materials, whether in written or electronic form, in OXiGENE's possession or control containing Confidential Information of BMS; and (iii) furnish to BMS all unused Substances provided to OXiGENE by BMS in connection with the Research Program. Thereafter, BMS shall have no further obligation to fund the Research Program.

            (d) In the event of termination of the Research Program by OXiGENE pursuant to Section 5.8(b), BMS shall (i) promptly provide OXiGENE with copies, whether in written or electronic form, of all data, reports, records and materials in BMS's possession or control which relate to the Research Program;
(ii) return to OXiGENE all relevant records and materials, whether in written or electronic form, in BMS's possession or control containing Confidential Information of OXiGENE; and (iii) furnish to OXiGENE all unused Substances provided to BMS by OXiGENE in connection with the Research Program.

            (e) Either Party's termination of the Research Program pursuant to this Section 5.8 shall be without prejudice to, and shall not affect, any of the Parties' respective rights and obligations under this Agreement that do not specifically relate to the Research Program. Without limiting the generality of the foregoing, BMS's right to exploit the licenses granted to it under Sections
7.2 and 7.3(a), and OXiGENE's right to exploit the license granted to it under Sections 7.3(b), all in accordance with the terms of this Agreement, shall not be affected by any such termination.

                                       VI

                          OWNERSHIP; PATENT PROTECTION

            6.1 Ownership of BMS Collaboration Technology. Except as otherwise provided in this Agreement, the entire right, title and interest in and to all BMS Collaboration Technology shall be owned solely by BMS.

            6.2 Ownership of ASU Licensed Technology, OXiGENE Licensed Technology, OXiGENE Collaboration Technology. Except as otherwise provided in this Agreement, the entire right, title and interest in and to all OXiGENE Licensed Technology, OXiGENE Collaboration Technology and, as between the Parties, ASU Licensed Technology shall be owned solely by OXiGENE.

            6.3 Ownership of Joint Collaboration Technology. Except as otherwise provided in this Agreement, the right, title and interest in and to all Joint Collaboration Technology shall be owned jointly and in undivided shares by OXiGENE and BMS.

            6.4 Patent Filing, Prosecution and Maintenance. (a) Reasonably promptly after the Effective Date the Joint Development Committee, in consultation with the Parties' respective patent counsel, shall agree upon a patent filing policy with respect to Collaboration Compounds and Covered Products. In addition, from time to time, the Joint Development Committee shall determine, in accordance with such policy, whether and in what jurisdictions patent applications should be filed with respect to any Know-How or Inventions included in the OXiGENE Licensed Technology, OXiGENE Collaboration Technology, BMS Collaboration Technology and Joint Collaboration Technology.

            (b) Following a determination by the Joint Development Committee that a patent application should be filed with respect to any Know-How or Inventions included in the OXiGENE Licensed Technology or OXiGENE Collaboration Technology, OXiGENE, through outside patent counsel (including, without limitation, foreign patent counsel and agents) reasonably acceptable to BMS, shall promptly file a patent application with respect thereto in the jurisdiction(s) selected by the Joint Development Committee, and thereafter OXiGENE shall prosecute such application and maintain any letters patent issuing therefrom. OXiGENE shall take all such actions in consultation with BMS and its patent counsel and shall keep BMS apprised as to the status of all pending patent applications. The out-of-pocket costs of filing, prosecuting and maintaining any Patents actually incurred by OXiGENE under this Section 6.4(b) shall be reimbursed by BMS. OXiGENE shall invoice BMS for such costs on a quarterly basis. Such invoices shall be payable 45 days after receipt thereof.

            (c) Following a determination by the Joint Development Committee that a patent application should be filed with respect to any Know-How or Inventions included in the BMS Collaboration Technology, BMS shall promptly file a patent application with respect thereto in the jurisdiction(s) selected by the Joint Development Committee, and thereafter BMS shall prosecute such application and maintain any letters patent issuing therefrom. BMS shall take all such actions in consultation with OXiGENE and its patent counsel and shall keep OXiGENE apprised as to the status of all pending patent applications. The costs of filing, prosecuting and maintaining any Patents under this Section 6.4(c) shall be borne solely by BMS.

            (d) Following a determination by the Joint Development Committee that a patent application should be filed with respect to a any Know-How or Invention included in the Joint Collaboration Technology, BMS shall promptly file a patent application with respect thereto, in the Parties' joint names, in the jurisdiction(s) selected by the Joint Development Committee, and thereafter BMS shall prosecute such application and maintain any letters patent issuing therefrom. BMS shall take all such actions in consultation with OXiGENE and shall keep OXiGENE apprised as to the status of all pending patent applications. The costs of filing, prosecuting and maintaining any Patents under this Section 6.4(d) shall be borne solely by BMS.

            (e) The preparation, filing, prosecuting and maintenance of Patents included in the ASU Licensed Technology shall be accomplished as provided in the ASU License Agreement, subject to Sections 3.2(g) and 9.1(c) hereof. Furthermore, the Parties' respective rights and obligations under this Section
6.4 shall be subject, in all events, to any superior rights of ASU under the ASU License Agreement regarding the ASU Licensed Technology.

            6.5 Termination of Support by BMS. BMS shall have the right to terminate all of its obligations, if any, under this Agreement with respect to any Patent included in the ASU Licensed Technology, OXiGENE Licensed Technology, OXiGENE Collaboration Technology and/or Joint Collaboration Technology, from time to time, upon notice to OXiGENE; provided, however, that no such notice shall be effective with respect to any such Patent if it is given fewer than 60 days prior to a deadline for taking any action that must be taken in order to preserve the owner's rights in such Patent. Upon the delivery of any such effective notice, all of BMS's rights, licenses and obligations under this Agreement with respect to such Patent shall terminate, except those obligations that shall have accrued prior to the delivery of such notice.

                                       VII

                   GRANT OF LICENSES; RESERVATION OF RIGHTS

            7.1 Mutual Research Licenses. (a) OXiGENE hereby grants BMS, during the term of the Research Program, a co-exclusive (solely with OXiGENE), paid-up, world-wide right and license under the OXiGENE Licensed Technology and OXiGENE Collaboration Technology, and a co-exclusive (solely with OXiGENE), paid-up, world-wide right and sublicense under the ASU Licensed Technology, to conduct the Research Program and to make and use Collaboration Compounds and Covered Products in connection with the Research Program, each in accordance with the terms of this Agreement.

            (b) BMS hereby grants OXiGENE, during the term of the Research Program, a co-exclusive (solely with BMS), paid-up, world-wide right and license under the BMS Collaboration Technology to conduct the Research Program in accordance with the terms of this Agreement.

            7.2 BMS Commercialization License; Limited Partial Conversion to Non-exclusivity. (a) Subject to Section 7.2(c) and OXiGENE's limited right to manufacture Collaboration Compounds and Covered Products under Section 7.4, OXiGENE hereby grants BMS an exclusive (even as to OXiGENE), world-wide, royalty-bearing right and sublicense in the Field throughout the Territory, with the right to grant further sublicenses in accordance with the terms of this Agreement, under the ASU Licensed Technology to develop, make, have made, use, sell, offer for sale, have sold and export Covered Products.

            (b) Subject to Section 7.2(c) and OXiGENE's limited right to manufacture Collaboration Compounds and Covered Products under Section 7.4, OXiGENE hereby grants to BMS an exclusive (even as to OXiGENE), world-wide, royalty-bearing right and license in the Field throughout the Territory, with the right to grant sublicenses in accordance with the terms of this Agreement, under the OXiGENE Licensed Technology, the OXiGENE Collaboration Technology and OXiGENE's interest in the Joint Collaboration Technology to develop, make, have made, use, sell, offer for sale, have sold and export Covered Products.

            (c) Notwithstanding the foregoing, if, on the date of the First Commercial Sale of any Covered Product in any country in the EEA, any Know-How or Invention used in the manufacture or use of such Covered Product is not covered by letters patent in such country, then BMS's exclusive license with respect to such Know-How or Invention in such country shall become non-exclusive, for the remainder of the term of this Agreement, on the ****** anniversary of such First Commercial Sale.

            7.3   Mutual Ex-Field Licenses.

            (a) OXiGENE hereby grants BMS a perpetual, non-exclusive, paid-up, world-wide right and license, with the right to grant sublicenses, under the OXiGENE Collaboration Technology and Joint Collaboration Technology for all purposes outside the Field.

            (b) BMS hereby grants OXiGENE a perpetual, non-exclusive, paid-up, world-wide right and license, with the right to grant sublicenses, under the BMS Collaboration Technology and Joint Collaboration Technology for all purposes outside the Field.

            7.4   ******

            7.5   ******

            7.6   ******

            7.7   ******

                                      VIII

                        DEVELOPMENT AND COMMERCIALIZATION

            8.1 Development Efforts by BMS. (a) BMS shall use commercially reasonable efforts (including, but not limited to, conducting pre-clinical testing (other than the OXiGENE Pre-clinical Studies) and clinical trials, filing for regulatory approvals, diligently pursuing such approvals and, upon the grant of regulatory approval, marketing Covered Products) to develop, commercialize and market at least one Covered Product in the Field in each of the United States, the European Union and Japan, and otherwise to comply with the diligence obligations imposed upon OXiGENE under Section 8.7 of the ASU License Agreement In connection therewith, BMS shall dedicate resources to the development, commercialization and marketing of Covered Products that are consistent with the resources that BMS, at all relevant times, would dedicate to products containing compounds with similar commercial potential generated from BMS's own research efforts that BMS decided to develop commercially and market. Except as otherwise provided in this Agreement, BMS shall be solely responsible for all costs and expenses of such development, commercialization and marketing activities.

            (b) The Parties acknowledge and agree that, as of the Effective Date, BMS intends to focus primarily, if not exclusively, on the development and commercialization of Covered Products for oncological indications in the Field. Notwithstanding Section 9.3(b), but subject to the provisions of Section 8.6, BMS shall not be obligated to develop or commercialize any Covered Products for non-oncological indications in the Field.

            8.2 Transfer of INDs, etc. The Parties acknowledge and agree that as of the Effective Date OXiGENE is conducting a Phase I clinical trial of CA4P. Promptly after the completion of such trial OXiGENE shall transfer and assign to BMS ownership of all INDs and any other regulatory filings previously made or filed by OXiGENE in the Territory with respect to any Collaboration Compounds or Covered Products in the Field (or if such transfer and assignment is not permitted under the laws of any applicable jurisdiction, OXiGENE shall take such other permitted actions with respect to such filings as may be reasonably requested by BMS). Promptly after the Effective Date the Parties shall begin planning and coordinating the transfer to BMS of such clinical trial responsibilities.

            8.3 Ownership of Regulatory Filings. Except to the limited extent expressly contemplated under Sections 8.2 and 8.6, all INDs, NDAs and other regulatory filings made or filed by BMS with respect to any Collaboration Compounds or Covered Products shall be in the name of, and be owned solely by, BMS.

            8.4 Reporting; OXiGENE Liaison. (a) Within 30 days after the end of each calendar quarter during BMS's development or commercialization of a Covered Product(s) under this Section 8, BMS shall furnish OXiGENE with written reports summarizing all of the development and commercialization activities conducted by BMS during such quarter. In addition, OXiGENE shall have the right to appoint one OXiGENE employee or consultant to act as a liaison between OXiGENE and BMS's team(s) having responsibility for such activities. BMS shall inform such liaison regarding all significant Covered Product development or commercialization issues that may arise from time to time.

            (b) BMS shall promptly notify OXiGENE concerning any happening or circumstance that BMS understands has a reasonable potential to result in OXiGENE's loss of any of its rights under the ASU License Agreement, and BMS shall reasonably cooperate with OXiGENE to prevent any such loss.

            (c) Following the acquisition of OXiGENE (whether through merger, consolidation, acquisition (directly or indirectly) of stock representing *****% or more of the outstanding voting stock or other of its equity securities, sale of all or substantially all of its assets, or otherwise) by any Third Party that, in the good faith determination of BMS, is a substantial competitor of BMS, BMS shall not be required to include in any report furnished by BMS pursuant to this Agreement, or provide to any representative of OXiGENE (or any successor thereto), any information that BMS, acting in good faith, determines to be competitively sensitive or enabling information, unless such information is required for compliance with the obligations to ASU under the ASU License Agreement, in which event OXiGENE or its successor, as the case may be, and ASU (if it shall receive such information) shall execute a nondisclosure agreement, satisfactory to BMS in form and substance, concerning all such information.

            8.5 Trademarks. BMS shall market the Covered Products throughout the Territory under trademarks (collectively, the "Trademarks") selected by BMS. BMS shall own all right, title and interest in and to such Trademarks and shall bear all costs and expenses of registering, and maintaining the registration of, same.

            8.6   ******

                                       IX

                              MONETARY OBLIGATIONS

            9.1 BMS's Reimbursement of Certain Expenses. (a) The Parties acknowledge and agree that prior to the Effective Date OXiGENE has undertaken the conduct of certain toxicity and other animal laboratory studies with respect to CA4P, which are identified and described on Exhibit D (collectively, the "OXiGENE Pre-clinical Studies"). OXiGENE has incurred, and has contractually committed to incur after the Effective Date, certain out-of-pocket costs and expenses in connection with the conduct of the OXiGENE Pre-clinical Studies. BMS shall reimburse OXiGENE for such costs and expenses actually incurred by OXiGENE, to a maximum of (i) US$****** with respect to the OXiGENE Pre-clinical Studies for toxicity, and (ii) US$****** with respect to all other OXiGENE Pre-clinical Studies; provided, however, that any balance not applied to costs and expenses actually incurred by OXiGENE prior to the Effective Date may be applied as set forth in Section 9.1(b) . OXiGENE shall invoice BMS for all such costs and expenses incurred during 1999 not later than January 15, 2000, and BMS shall pay such invoices not later than February 29, 2000. OXiGENE shall invoice BMS for such costs and expenses incurred during 2000 on a quarterly basis, and BMS shall pay such invoices within 45 days after receipt thereof.

            (b) The Parties acknowledge and agree that prior to the Effective Date OXiGENE has undertaken certain manufacturing development work with respect to the formulation and method of delivery for CA4P, which are identified and described on Exhibit E (collectively, the "OXiGENE Manufacturing Development Work"). OXiGENE has incurred certain out-of-pocket costs and expenses in connection with the conduct of the OXiGENE Manufacturing Development Work and may incur additional such costs and expenses if BMS requests that OXiGENE conduct any further OXiGENE Manufacturing Development Work after the Effective Date. BMS shall reimburse OXiGENE for all reasonable out-of-pocket costs and expenses (based on customary practices and standards in the pharmaceutical industry) actually incurred by OXiGENE in connection with any OXiGENE Manufacturing Development Work, prior to or after the Effective Date, to a maximum of the sum of (i) US$****** plus (ii) any portion of the US$****** that BMS is obligated to pay under Section 9.1(a) that is not applied to the costs and expenses of OXiGENE Pre-clinical Studies actually incurred by OXiGENE; provided, however, that OXiGENE shall not be required to perform any OXiGENE Manufacturing Development Work after the Effective Date for which it shall not be entitled to reimbursement under this Section 9.1(b). OXiGENE shall invoice BMS for all such costs and expenses incurred during 1999 not later than January 15, 2000, and BMS shall pay such invoices not later than February 29, 2000. OXiGENE shall invoice BMS for such costs and expenses incurred during 2000 on a quarterly basis, and BMS shall pay such invoices within 45 days after receipt thereof.

            (c) BMS shall reimburse OXiGENE for the costs of maintaining the Patents included in the ASU Licensed Technology for which ASU invoices OXiGENE. OXiGENE shall invoice BMS for such costs on a quarterly basis, and BMS shall pay such invoices within 45 days after receipt thereof.

            9.2 License Fee. In partial consideration of the rights and licenses granted to BMS under this Agreement, within 30 days after the execution of this Agreement BMS shall pay OXiGENE a non-refundable, non-creditable one-time license fee in the amount of US$******.

            9.3 Development Milestone Payments by BMS. (a) In partial consideration of the rights and licenses granted to BMS by OXiGENE under this Agreement, BMS shall pay OXiGENE the following milestone payments upon the first occurrence of each event set forth below with respect to any single Covered Product for an oncological indication in the Field, whether such occurrence is achieved by BMS or its Affiliates or its Sublicensees:

               (i) US$****** upon ****** (as prescribed by applicable FDA regulations or corresponding statutes, rules or regulations in the relevant jurisdiction(s)) of such a Covered Product as a single agent in the United States, the European Union (under the centralized process or any other process) or Japan;

               (ii) US$****** upon ****** (as prescribed by applicable FDA regulations or corresponding statutes, rules or regulations in the relevant jurisdiction(s)) of such Covered Product in concomitant use with any other pharmaceutical product in the United States, the European Union (under the centralized process or any other process) or Japan;

               (iii)    US$****** upon ******;

               (iv)     US$****** upon ******;

               (v)      US$****** upon ******; and

               (vi)     US$****** upon ******.

Each of the foregoing payments shall be made within 30 days after achievement of such milestone. For the avoidance of doubt, after BMS has made any of the foregoing payments with respect to any one Covered Product, BMS shall have no further obligation to make such payment with respect to any other Covered Product.

            (b) In partial consideration of the rights and licenses granted to BMS by OXiGENE under this Agreement, BMS shall pay OXiGENE the following milestone payments upon the first occurrence of each event set forth below with respect to any single Covered Product for any non-oncological indication in the Field (if BMS pursues development and commercialization of any such Covered Product), whether such occurrence is achieved by BMS or its Affiliates or its
Sublicensees:

               (i)      US$****** upon ******; and

               (ii)     US$****** upon ******.

Each of the foregoing payments shall be made within 30 days after achievement of such milestone. For the avoidance of doubt, after BMS has made any of the foregoing payments with respect to any one Covered Product, BMS shall have no further obligation to make such payment with respect to any other Covered Product.

            9.4 Additional License Fee, Milestone Payment. The Parties acknowledge and agree that during OXiGENE's performance of its obligations under the Research Program, OXiGENE may discover new compounds. In addition, BMS may request from OXiGENE samples of other compounds covered by the ASU Licensed Technology and made available to OXiGENE by ASU from time to time. OXiGENE shall submit any such compound to BMS for its evaluation. Within a reasonable period of time after BMS's receipt of a 30-day toxicity report with respect to any such new compound, BMS may elect, upon notice to OXiGENE, to pursue commercial development of such compound under this Agreement. Each time BMS exercises such right, such compound thereafter shall be deemed to be a Collaboration Compound for purposes of this Agreement, and BMS shall pay OXiGENE:

               (i)      US$****** upon the delivery of any such notice; and

               (ii)     US$****** upon ******.

            9.5 Royalties. (a) Subject to Section 9.5(b), in partial consideration of the rights and licenses granted to BMS under this Agreement, BMS shall pay OXiGENE a royalty on Net Sales of each Covered Product, commencing on the First Commercial Sale of each Covered Product by BMS, its Affiliates or its Sublicensees in each country in the Territory, in an amount equal to the applicable percentage of the world-wide Net Sales of such Covered Product by BMS, its Affiliates and its Sublicensees throughout the Territory during each calendar year (or portion thereof) during the term of this Agreement:

               INCREMENT OF ANNUAL WORLD-WIDE
                NET SALES OF SUBJECT COVERED     ROYALTY PAYABLE
              PRODUCT ACHIEVED DURING CALENDAR       THEREON
                            YEAR
              --------------------------------   -----------------
                           >US******                    ******%
                          > US$******                   ******%

Such incremental amounts shall be pro rated accordingly with respect to any partial calendar year during the term of this Agreement.

            (b) Notwithstanding the foregoing, BMS's obligation to pay royalties with respect to each Covered Product in each country in the Territory shall expire upon the expiration of the Royalty Term with respect to such Covered Product in such country.

            (c) In the event that BMS makes the milestone payment contemplated by Section 9.3(a)(i), US$****** of such payment shall be creditable against royalties payable under this Section 9.5; provided, however, that the application of such credit shall not reduce the royalties payable by BMS under this Agreement with respect to any given calendar quarter by more than ******%. Any credit arising under this Section 9.5(c) may be carried forward indefinitely during the term of this Agreement.

            (d) The obligation to pay royalties to OXiGENE under this Section
9.5 is imposed only once with respect to the same unit of Covered Product, regardless of the number of Patents pertaining thereto.

            9.6 Third Party Royalties. (a) BMS, at its sole expense, shall pay all earned royalties owing to any Third Party that BMS determines, in its reasonable business judgment, are necessary in order to exercise BMS's rights hereunder to develop, make, have made, use, sell, offer for sale, have sold or export any Covered Product (collectively, "Third Party Royalties"). Except as provided in Section 9.6(b), BMS shall not be entitled to any credit under this Agreement on account of any Third Party Royalties paid by BMS.

            (b) BMS shall be entitled to a credit against royalties due to OXiGENE under this Agreement in an amount equal to ******% of the aggregate Third Party Royalties paid by BMS in any country in the Territory with respect to licenses for Patent rights dominating the subject matter of any claim of any letters patent included in the ASU Licensed Technology and/or the OXiGENE Licensed Technology; provided, however, that the application of such credit shall not reduce the royalties payable by BMS under this Agreement with respect to any given calendar quarter by more than ******%. Notwithstanding the foregoing, if BMS is required to pay an award of damages or a settlement amount in the form of a reasonable royalty based on sales during any period of previous infringement (as opposed to the on-going payment of a running royalty), then such payment shall be allocated to the several calendar quarters during such period of infringement, and the limits set forth in the previous sentence shall apply to each portion of such payment allocated to a specific quarter and not to such payment as a whole.

            9.7 Additional Royalty Indemnification. In the event that any action taken by BMS or its Affiliates or Sublicensees with respect to any unit of Covered Product does not give rise to an obligation of BMS to pay a royalty under Section 9.5 with respect to such unit of Covered Product but does give rise to an obligation of OXiGENE to pay a royalty under the copy of the ASU License Agreement attached as Exhibit A with respect to such unit of Covered Product in connection with any ASU Licensed Technology embodied therein, BMS shall either indemnify OXiGENE against the amount of such royalty payment made to ASU or pay such royalty payment directly to ASU, as OXiGENE shall so instruct.

                                        X

                              PAYMENTS AND REPORTS

            10.1 Payment. Except as otherwise provided in this Agreement, all royalty and other payments due hereunder shall be paid quarterly within 45 days after the end of each calendar quarter. Each such payment shall be accompanied by a statement, Covered Product-by-Covered Product and country-by-country, of the amount of Net Sales during such quarter and the amount of royalties due on such Net Sales.

            10.2 Mode of Payment. BMS shall make all payments required under this Agreement as directed by OXiGENE from time to time, in U.S. Dollars (except as provided in Section 10.6). All royalties due hereunder shall first be determined in the currency of the country in which the Covered Products in question were sold and then converted into equivalent U.S. funds. The exchange rate for such conversion shall be that rate quoted in The Wall Street Journal on the last business day of the applicable reporting period.

            10.3 Records Retention. BMS, its Affiliates and its Sublicensees shall keep complete and accurate records pertaining to the sale of Covered Products in the Territory and covering all transactions from which Net Sales are derived for a period of three calendar years after the year in which such sales occurred, and in sufficient detail to permit OXiGENE to confirm the accuracy of royalty payments due hereunder.

            10.4 Audit Request. At the request and expense (except as provided below) of OXiGENE, BMS, its Affiliates and its Sublicensees shall permit an independent, certified public accountant appointed by OXiGENE and reasonably acceptable to BMS, at reasonable times and upon reasonable notice, to examine those records and all other material documents relating to or relevant to Net Sales in the possession or control of BMS, its Affiliates or its Sublicensees, for a period of three years after such royalties have accrued. The results of any such examination shall be made available to both Parties. If, as a result of any inspection of the books and records of BMS, its Affiliates or its Sublicensees, it is shown that BMS's royalty payments under this Agreement were less than the amount which should have been paid, then BMS shall make all payments required to eliminate any discrepancy revealed by said inspection within 45 days after OXiGENE's demand therefor. Furthermore, if the aggregate royalty payments BMS made were less than 95% of the amount which should have been paid made during the period in question, BMS shall also reimburse OXiGENE for the reasonable out-of-pocket cost of such inspection and shall pay interest on the deficiency pursuant to Section 10.7.

            10.5 Taxes. In the event that BMS is required to withhold any tax to the tax or revenue authorities in any country in the Territory in connection with any payment to OXiGENE due to the laws of such country, such amount shall be deducted from the royalty or other payment to be made by BMS, and BMS shall notify OXiGENE and promptly furnish OXiGENE with copies of any tax certificate or other documentation evidencing such withholding. Each Party agrees to cooperate with the other Party in claiming exemptions from such deductions or withholdings under any agreement or treaty from time to time in effect.

            10.6 Blocked Currency. If at any time legal restrictions prevent BMS's prompt remittance of part or all of the royalties due with respect to any country where a Covered Product is sold, BMS shall convert the amount owed to OXiGENE into U.S. funds and shall pay OXiGENE directly from BMS's U.S. source of funds for the amount impounded. BMS shall then pay all future royalties due to OXiGENE from BMS's U.S. source of funds so long as the legal restrictions of this Section 10.6 still apply.

            10.7 Late Payments. In the event that any payment BMS is required to make hereunder is not made within 30 days after such payment was originally due, BMS shall pay interest on the past due amount as follows:

            (a) If BMS's late payment pertains to a payment OXiGENE is required to make under the ASU License Agreement and causes OXiGENE to become liable to pay interest with respect to such payment under the ASU License Agreement, then BMS shall pay interest on the past due amount as provided under the applicable provision(s) of the ASU License Agreement.

            (b) In all other events, BMS shall pay interest on the past due amount at the rate of 12% per annum, until payment in full is made.

                                       XI

                                  MANUFACTURING

            11.1 Transfer of Manufacturing Responsibility. (a) ****** after the Effective Date the Parties shall commence, and diligently pursue, the transfer of responsibility for manufacturing Collaboration Compounds and bulk Covered Products from OXiGENE to BMS. Each Party shall designate a liaison to implement such transfer process and coordinate it with the performance of such Party's other obligations under this Agreement. The Parties shall use commercially reasonable efforts to complete such transfer as expeditiously as possible. In connection with such transfer OXiGENE shall assign to BMS any Third Party contracts into which OXiGENE has entered regarding such manufacturing that BMS requests to be assigned and that may be so assigned. OXiGENE shall use reasonable commercial efforts to obtain any necessary Third Party consents in connection with any such assignments.

            (b) Until the completion of such transfer, OXiGENE shall use reasonable commercial efforts to supply BMS, through OXiGENE's use of Third Party manufacturers, with BMS's requirements for Collaboration Compounds and bulk Covered Products for use under this Agreement, pursuant to a supply arrangement(s) that OXiGENE has disclosed to BMS. OXiGENE shall manufacture same, or shall cause OXiGENE's Third Party manufacturers to manufacture same, in accordance with current Good Manufacturing Practices under 21 C.F.R. 210 and 211 and all applicable laws, rules and regulations. The cost to BMS of Collaboration Compounds and bulk Covered Products supplied pursuant to this Section 11.1(b) shall be ******% of the invoiced price OXiGENE pays therefor. BMS shall pay such invoices within 45 days after receipt thereof. OXiGENE shall provide proof of such prices paid by OXiGENE from time to time, upon BMS's request. OXiGENE shall invoice BMS quarterly for, and BMS shall pay for, the Collaboration Compounds and bulk Covered Products supplied pursuant to this Section 11.1(b).

            (c) Upon the completion of such transfer, BMS shall have sole responsibility for manufacturing all Collaboration Compounds and/or bulk Covered Products for the Parties under this Agreement.

            11.2 Negotiation, Execution of Supply Agreement. ****** after the Effective Date the Parties shall negotiate, diligently and in good faith, and execute a supply agreement (the "Supply Agreement") pursuant to which BMS shall sell to OXiGENE, and OXiGENE shall purchase from BMS, ******% of OXiGENE's requirements, for use outside the Field, for any Collaboration Compounds and/or bulk Covered Products that BMS is manufacturing for its own use under this Agreement. The commencement of the term of the Supply Agreement shall be coordinated with the transfer of manufacturing responsibility from OXiGENE to BMS under Section 11.1.

            11.3 Terms of Supply Agreement. The Supply Agreement shall contain commercially reasonable terms and conditions. Without limiting the generality of the foregoing:

            (a) The Supply Agreement shall call for delivery of all Collaboration Compounds and/or bulk Covered Products to a U.S. Affiliate of OXiGENE.

            (b) The transfer price of any Collaboration Compounds and/or bulk Covered Products that BMS manufactures for OXiGENE under the Supply Agreement for use outside the Field during the term of this Agreement shall equal BMS's fully burdened cost therefor, as such term shall be defined in the Supply Agreement. BMS shall provide Collaboration Compounds and/or bulk Covered Products to OXiGENE for use in performing OXiGENE's obligations under this Agreement without charge.

            (c) The Supply Agreement shall provide that in the event of termination of this Agreement after all manufacturing responsibility has been transferred to BMS pursuant to Section 11.1, BMS shall continue to manufacture Collaboration Compounds and/or bulk Covered Products for OXiGENE for a reasonable period of time, during which the Parties shall cooperate in transferring back to OXiGENE responsibility for such manufacturing. The transfer price of any Collaboration Compounds and/or bulk Covered Products that BMS manufactures for OXiGENE under the Supply Agreement after termination of this Agreement shall be BMS's fully burdened cost therefor (as calculated under the Supply Agreement).

            (d) Under the Supply Agreement BMS shall grant OXiGENE a non-exclusive, paid-up, world-wide right and license under all relevant Patents,

Inventions and Know-How owned by or licensed to BMS (and as to which BMS has the right to grant a license to OXiGENE) to manufacture: (i) any compounds that would be Collaboration Compounds, and any bulk products that would be Covered Products, but for the fact they are not (or no longer are) being developed, commercialized or marketed under this Agreement, and (ii) in the event of any termination of this Agreement or BMS's inability to supply (as defined in the Supply Agreement), any compounds that are Collaboration Compounds, and any products that are Covered Products, at the time of any such termination or inability to supply.

            (e) The Supply Agreement shall contain other terms and conditions (including, without limitation, indemnification) that are customary in agreements of such type.

            11.4 Cost of Manufacturing and Related Activities. Except as expressly provided to the contrary in this Section 11 and Section 9.1, each Party shall be solely responsible for all of the costs and expenses it has incurred before, or incurs after, before or after the Effective Date, in connection with the manufacture of any Collaboration Compound or Covered Product (including, without limitation, in connection with the transfer of manufacturing responsibility to BMS pursuant to Section 11.1). Without limiting the generality of the foregoing, OXiGENE shall be solely responsible for all costs and expenses it has incurred in connection with the scale-up and process development of its CA4P manufacturing capability, except as otherwise provided in Section 9.1.

            11.5 Manufacturing Liaisons. Each Party shall have the right to appoint one employee or consultant to act as a liaison between OXiGENE's and BMS's relevant manufacturing teams. Each Party shall inform the other Party's liaison regarding the status of such Party's manufacturing-related efforts (including scale-up, process development and actual manufacturing) under this Agreement and/or the Supply Agreement, and the two liaisons shall coordinate such efforts with the Parties' performance of their other respective obligations under this Agreement and/or the Supply Agreement.

            11.6 U.S. Manufacture. All Covered Products embodying the TECHNOLOGY (as such term is defined under the ASU License Agreement) shall be manufactured substantially in the United States. The Supply Agreement also shall contain a provision to this effect.

                                       XII

                                 CONFIDENTIALITY

            12.1 Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, during the term of this Agreement and for five years thereafter each Party, its Affiliates and its Sublicensees, if any (collectively, a "receiving Party"), shall use their best efforts to keep completely confidential, shall not publish or otherwise disclose and shall not use for any purpose other than the performance of this Agreement both the financial terms of this Agreement and any information furnished to it by the other Party, its Affiliates or its Sublicensees, if any (collectively, a "disclosing Party"), or developed under or in connection with the Research Program pursuant to this Agreement (and shall ensure that its and its Affiliates' and its Sublicensees' respective directors, officers, employees or agents do likewise), except to the extent that it can be established by the receiving Party by competent proof that such information: (i) is, or hereafter becomes, generally available to the public other than by reason of any default by the receiving Party with respect to its confidentiality obligations hereunder; (ii) was already known to the receiving Party at the time of disclosure by the disclosing Party; (iii) was lawfully disclosed to the receiving Party by a Third Party who was not in default of any confidentiality obligation to the disclosing Party; or (iv) is independently developed by or for the receiving Party without reference to or reliance upon the information furnished by the disclosing Party (all such information to which none of the foregoing exceptions applies, "Confidential Information").

            12.2 Exclusions to Confidentiality. The restrictions contained in
Section 12.1 shall not apply to any Confidential Information in the hands of a receiving Party that (i) is submitted by the receiving Party to governmental authorities to facilitate the issuance of marketing approvals for a Covered Product, provided that reasonable measures shall be taken to assure confidential treatment of such information, if practicable; (ii) is provided by BMS to any Third Party under appropriate terms and conditions, including confidentiality provisions equivalent to those in this Agreement, for consulting, manufacturing development, manufacturing, external testing, marketing trials and sublicensing or potential sublicensing; or (iii) is otherwise required to be disclosed in compliance with applicable laws or regulations (including, without limitation, to comply with any governmental or stock exchange disclosure requirements) or an order by a court or other regulatory body having competent jurisdiction; provided, however, that if a receiving Party is required to make any such disclosure of the disclosing Party's Confidential Information such receiving Party shall, except where impracticable for necessary disclosures (for example to physicians conducting studies or to health authorities), give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications or otherwise, will use its best efforts to secure confidential treatment of such Confidential Information required to be disclosed.

            12.3 Injunctive Relief. The Parties acknowledge that monetary damages alone would not adequately compensate the disclosing Party in the event of a breach by the receiving Party of this Section 12, and that, in addition to all other remedies available to the disclosing Party under this Agreement, at law or in equity, it shall be entitled to injunctive relief for the enforcement of its rights under this Section 12, without the posting of a bond or other security, and to an accounting of profits made during the period of any breach of the receiving Party's obligations under this Section 12.

                                      XIII

                              INTELLECTUAL PROPERTY

            13.1 Patent Enforcement. (a) Each Party shall notify the other promptly after such Party becomes aware of any alleged infringement of any Patent licensed to either Party under this Agreement in any country in the Territory. Except as provided in Section 13.3, BMS shall have the first right, but not the duty, to institute patent infringement actions against Third Parties with respect to any such alleged infringement. BMS shall take all such actions under this Section 13.1(a) (other than with respect to a Patent included solely in the BMS Collaboration Technology) in reasonable consultation with OXiGENE and shall keep OXiGENE apprised as to the status of any such infringement action BMS institutes. OXiGENE shall execute all reasonable, necessary and proper documents and take such actions as shall be appropriate to allow BMS to institute and prosecute infringement actions under this Section 13.1(a).

            (b) The costs and expenses of bringing and maintaining any infringement action under Section 13.1(a) shall be borne solely by BMS.

            (c) Any award or compensation (including the fair market value of non-monetary compensation) paid by Third Parties as a result of any infringement action brought by BMS under Section 13.1(a) (whether by way of settlement or otherwise) shall be allocated first to reimbursement of BMS for all expenses incurred by it in connection with such action. Any remaining award or compensation shall be allocated to the Parties in the following proportions: (i) to the extent such infringement occurred within the Field, ******% to BMS, and ******% to OXiGENE; and (ii) to the extent such infringement occurred outside the Field, ******% to BMS, and ******% to OXiGENE.

            (d) Except as provided in Section 13.3, in the event BMS elects not to, or fails to, exercise its rights under Section 13.1(a) with respect to any alleged infringement of a Patent licensed to BMS under this Agreement (i.e., excluding any Patent included solely in the BMS Collaboration Technology) within 120 days after receiving notice thereof, OXiGENE shall have the right, but not the duty, to institute patent infringement actions against Third Parties with respect to any such alleged infringement. OXiGENE shall take all such actions under this Section 13.1(d) in reasonable consultation with BMS and shall keep BMS apprised as to the status of any such infringement action OXiGENE institutes. BMS shall execute all reasonable, necessary and proper documents and take such actions as shall be appropriate to allow OXiGENE to institute and prosecute infringement actions under this Section 13.1(d). The costs and expenses of bringing and maintaining any infringement action under this Section 13.1(d) shall be borne solely by OXiGENE, and OXiGENE shall be entitled to retain any award or compensation (including the fair market value of non-monetary compensation) paid by Third Parties as a result of any such action.

            13.2 Infringement Actions by Third Parties. (a) Each Party shall notify the other Party promptly in writing of any claim of, or action for, infringement of any Patents owned or licensed by Third Parties which is threatened, made or brought against either Party by reason of either Party's performance of its obligations under this Agreement or manufacture, use or sale of any Covered Products in the Territory in the Field.

            (b) Except as provided in Section 13.3, in the event that such an action for infringement is commenced solely against a Party or both Parties jointly and/or any of their respective Affiliates or Sublicensees, as the case may be, with respect to any Covered Product developed and commercialized by BMS, its Affiliates and/or Sublicensees, BMS shall defend such action at its own expense, and OXiGENE hereby agrees to assist and cooperate with BMS to the extent necessary in the defense of such suit, in accordance with Section 13.2(c). BMS shall have the right to settle any such action or consent to an adverse judgment thereto, and OXiGENE's consent shall not be required unless such settlement or consent: (i) imposes any material obligation on OXiGENE

(including under Section 13.2(d)), or (ii) materially impairs OXiGENE's rights in or to any ASU Licensed Technology, OXiGENE Licensed Technology, OXiGENE Collaboration Technology and/or Joint Collaboration Technology, in which event OXiGENE's consent shall not be unreasonably withheld or delayed.

            (c) The costs of defending any infringement action with respect to a Covered Product developed and commercialized by BMS, its Affiliates and/or Sublicensees shall be borne solely by BMS.

            (d) During the pendency of any such action, BMS shall continue to pay all royalties due hereunder. Subject to Section 9.6(b), BMS shall be fully liable for the payment of any award for damages, or any amount due pursuant to any settlement entered into by BMS, to the extent that any such action pertains to a Covered Product developed and commercialized by BMS and/or its Affiliates or Sublicensees.

            (e) Except to the extent that the provisions of Section 13.1 shall apply to any portion thereof, BMS shall retain any award or compensation (including the fair market value of non-monetary compensation) received by BMS as a result of any such action (i.e., as a result of a counterclaim).

            13.3 Superior Rights of ASU. Notwithstanding any other provision of this Agreement, the Parties' respective rights and obligations under this
Section 13 shall be subject, in all events, to any superior rights of ASU under the ASU License Agreement regarding the ASU Licensed Technology.

                                       XIV

                                 INDEMNIFICATION

            14.1 By BMS. BMS shall indemnify and hold OXiGENE and its Affiliates and their respective directors, officers, employees and agents, harmless from and against any and all liabilities, damages, losses, costs and expenses (including the reasonable fees of attorneys and other professionals and other reasonable litigation expenses) arising out of or resulting from:

               (i)the negligence, recklessness or intentional misconduct of BMS, its Affiliates or its Sublicensees and their respective directors, officers, employees and agents, in connection with the work performed by BMS under the Research Program or pursuant to Section 8 or in connection with BMS's exercise of any of its rights hereunder;

               (ii) any and all product liability claims resulting from the development and/or commercialization of any Covered Product by BMS, its Affiliates or its Sublicensees;

               (iii) any warranty claims, Covered Product recalls or any tort claims of personal injury (including death) or property damage relating to or arising out of the manufacture, use, distribution or sale of any Collaboration Compound or Covered Product by BMS, its Affiliates or its Sublicensees due to any negligence, recklessness or intentional misconduct by, or strict liability of, BMS, its Affiliates or its Sublicensees, and their respective directors, officers, employees and agents, except, in each case, to the comparative extent such claim arose out of or resulted from the negligence, recklessness or intentional misconduct of OXiGENE or its Affiliates and their respective directors, officers, employees and agents; or

               (iv) any breach of any representation or warranty made by BMS pursuant to Section 2.1.

            14.2 By OXiGENE. OXiGENE shall indemnify and hold BMS, its Affiliates and its Sublicensees and their respective directors, officers, employees and agents, harmless from and against any and all liabilities, damages, losses, costs and expenses (including the reasonable fees of attorneys and other professionals and other reasonable litigation expenses) arising out of or resulting from:

               (i)the negligence, recklessness or intentional misconduct of OXiGENE or its Affiliates and their respective directors, officers, employees and agents, in connection with the work performed by OXiGENE under the Research Program or pursuant to Section 8.6 or in connection with OXiGENE's exercise of any of its rights hereunder; or

               (ii) any breach of any representation or warranty made by OXiGENE pursuant to Section 2 or 3.1.

            14.3 Notice. In the event that any Person entitled thereto (an "indemnitee") is seeking indemnification under Section 14.1 or 14.2, such indemnitee shall inform the indemnifying Party of a claim as soon as reasonably practicable after the indemnitee receives notice of the claim, shall permit the indemnifying Party to assume direction and control of the defense of the claim (including the sole right to settle it at the sole discretion of the indemnifying Party, provided that such settlement does not impose any material obligation on the indemnitee or the other Party) and shall cooperate as requested (at the expense of the indemnifying Party) in the defense of the claim (including, without limitation, granting the indemnifying Party limited access to pertinent records and making persons under such indemnitee's control available for interview and testimony).

            14.4 Complete Indemnification. As the Parties intend complete indemnification, all costs and expenses incurred by any indemnitee to enforce this Section 14 shall be reimbursed by the indemnifying Party.

            14.5 Insurance. Each Party agrees to comply with Section 18.1 of the ASU License Agreement with respect to such Party's performance of its obligations under this Agreement.

                                       XV

                                TERM; TERMINATION

            15.1 Term. This Agreement shall commence as of the Effective Date and, unless sooner terminated as provided hereunder, shall expire as follows:

            (a) As to each Covered Product in each country in the Territory, this Agreement shall expire upon the expiration of the Royalty Term with respect to such Covered Product in such country.

            (b) This Agreement shall expire in its entirety upon the termination of the respective Royalty Terms with respect to all Covered Products in all countries in the Territory.

            15.2 Effect of Expiration. Following the expiration of this Agreement with respect to a Covered Product in a country in the Territory pursuant to Section 15.1(a), BMS shall have the royalty-free, perpetual right to continue to make, have made, use, sell, offer for sale, have sold and export such Covered Product in such country. Following the expiration of the term of this Agreement in its entirety pursuant to Section 15.1(b), BMS shall have the royalty-free, perpetual right to continue to make, have made, use, sell, offer for sale, have sold and export all Covered Products in all countries in the Territory.

            15.3 Termination by Either Party. Each Party shall have the right to terminate this Agreement, upon notice to the other Party, in the event that:

               (i)Such other Party materially defaults with respect to any of its material obligations under this Agreement and does not cure such default within 60 days after the receipt of a notice from the non-breaching Party specifying the nature of, and requiring the remedy of, such default (or, if such default cannot be cured within such 60-day period, if the breaching Party does not commence and diligently continue actions to cure same during such 60-day period); provided, however, that if any such default is limited to the breaching Party's obligations with respect to a particular Covered Product and/or a particular country in the Territory, then any termination of this Agreement under this clause (i) due to such default shall be limited to the breaching Party's rights under this Agreement with respect to such Covered Product and/or country. Any termination pursuant to this clause (i) shall be without prejudice to any of the non-breaching Party's other rights under this Agreement, and in addition to any other remedies available to it by law or in equity;

               (ii) The other Party shall have: (i) voluntarily commenced any proceeding or filed any petition seeking relief under the bankruptcy, insolvency or other similar laws of any jurisdiction, (ii) applied for, or consented to, the appointment of a receiver, trustee, custodian, sequestrator, conciliator, administrator or similar official for it or for all or substantially all of its property, (iii) filed an answer admitting the material allegations of a petition filed against or in respect of it in any such proceeding, (iv) made a general assignment for the benefit of creditors of all or substantially all of its assets, (v) admitted in writing its inability to pay all or substantially all of its debts as they become due, or (vi) taken corporate action for the purpose of effecting any of the foregoing; or

               (iii) An involuntary proceeding shall have been commenced, or any involuntary petition shall have been filed, in a court of competent jurisdiction seeking: (i) relief in respect of the other Party, or of its property, under the bankruptcy, insolvency or similar laws of any jurisdiction, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conciliator, administrator or similar official for such other Party or for all or substantially all of its property, or (iii) the winding-up or liquidation of such other Party; and, in each case, such proceeding or petition shall have continued undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall have continued unstayed, unappealed and in effect for 30 days.

            15.4 Termination by BMS. Notwithstanding any other provision of this Agreement, BMS shall have the right to terminate this Agreement, in its entirety or with respect to any particular Covered Product and/or country in the Territory, at any time upon six months' notice to OXiGENE.

            15.5 Effect of Expiration or Termination. (a) Subject to Section 15.5(b), upon any termination of this Agreement by OXiGENE pursuant to Section
15.3 or by BMS pursuant to Section 15.4, BMS shall (i) transfer and assign to OXiGENE all of BMS's right, title and interest in and to any BMS Collaboration Technology and all data, reports, records, materials and other intellectual property owned or controlled by BMS that relates exclusively to the Collaboration Compounds and/or the Covered Products; (ii) grant OXiGENE a non-exclusive license, solely for the purpose of OXiGENE's developing, making, having made, using, marketing and selling Covered Products, under any BMS Collaboration Technology that does not exclusively relate to the Collaboration Compounds and/or the Covered Products; and (iii) transfer and assign to OXiGENE ownership of all INDs, NDAs and other regulatory filings made or filed with respect to any Collaboration Compound or Covered Product (or, if such transfer and assignment is not permitted under the laws of any applicable jurisdiction, BMS shall take such other permitted actions with respect to such filings as may be reasonably requested by OXiGENE), all upon commercially reasonable, arms length financial terms and conditions that the Parties shall negotiate in good faith and agree upon as soon as practicable after such termination of this Agreement. In the event the Parties, despite the mutual use of good faith efforts, are unable to agree upon such terms and conditions, the Parties shall appoint an independent valuation expert who shall determine such terms and conditions, which determination shall be binding upon the Parties. If the Parties are unable to agree upon the appointment of such an expert, then each Party shall nominate an expert (the cost of whom shall be borne by such Party), and both experts appointed by the Parties shall jointly appoint the expert who shall make such determination. Any expert appointed pursuant to this Section 15.5(a) shall have at least 15 years' experience in the business of pharmaceutical development and commercialization. Except as provided above, the costs and expenses of any expert acting under this Section 15.5(a) shall be borne equally by the Parties.

            (b)   Notwithstanding the foregoing:

               (i)In the event of any termination of this Agreement by OXiGENE pursuant to Section 15.3 or by BMS pursuant to Section 15.4 with respect to fewer than all of the Covered Products and/or fewer than all of the countries in the Territory, the rights, licenses and other benefits to be transferred, granted and otherwise assigned to OXiGENE under Section 15.5(a) shall be expressly limited to those pertaining to the Covered Products and/or the countries in the Territory to which such termination applies; and

               (ii) At any time prior to any transfer, granting and assignment of rights, licenses and benefits to OXiGENE pursuant to Section 15.5(a), OXiGENE may elect, upon notice to BMS, to waive the application of Section 15.5(a) with respect to such rights, licenses and benefits. Following any such waiver neither Party shall have any obligation or liability to the other with respect to such rights, licenses and benefits.

            15.6 Right to Sell Stock on Hand. Provided that BMS is not in material breach of any obligation under this Agreement at the time of any termination of this Agreement, in whole or in part, BMS shall have the right for one year thereafter to dispose of all Covered Product then in its inventory and to complete manufacture of and dispose of any work-in-progress then being manufactured, as though this Agreement had not terminated. BMS shall pay royalties thereon, in accordance with the provisions of this Agreement, as though this Agreement had not terminated.

            15.7 Termination of Sublicenses. Upon any termination of this Agreement, all sublicenses granted by BMS under this Agreement shall terminate simultaneously, subject, nevertheless, to Section 15.6.

            15.8 Accrued Rights, Surviving Obligations. (a) Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such termination, relinquishment or expiration. Such termination, relinquishment or expiration shall not relieve either Party from obligations which are expressly indicated to survive termination or expiration of this Agreement.

            (b) Termination, relinquishment or expiration of this Agreement shall not terminate each Party's obligation to pay all royalties, milestone payments and other monetary obligations that may have accrued hereunder prior to such termination. All of the Parties' rights and obligations under Sections 4.7, 5.2(b) (except as otherwise provided therein), 5.5, 5.6, 6.1, 6.2, 6.3, 7.3, 8.5, 10, 11.4, 12, 13 (solely with respect to actions pending at such time), 14, 15.2, 15.5, 15.6, 15.7, 15.8, 17.1 (if in effect at such time), 17.2 (if in effect at such time), 17.4, 17.6, 17.12, 17.15, 17.16 and 17.17 shall survive termination, relinquishment or expiration hereof.

                                       XVI

                                  FORCE MAJEURE

            16.1 Events of Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to be in default under or in breach of any provision of this Agreement for failure or delay in fulfilling or performing any obligation under this Agreement when such failure or delay is due to force majeure, and without the fault or negligence of the Party so failing or delaying. For purposes of this Agreement, force majeure shall be defined as causes beyond the control of the Party, including, without limitation, acts of God; acts, regulations, or laws of any government; war; civil commotion; destruction of production facilities or materials by fire, flood, earthquake, explosion or storm; labor disturbances; epidemic; and failure of public utilities or common carriers. In such event OXiGENE or BMS, as the case may be, shall immediately notify the other Party of such inability and of the period for which such inability is expected to continue. The Party giving such notice shall thereupon be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as it is so disabled and for 30 days thereafter. To the extent possible, each Party shall use reasonable efforts to minimize the duration of any force majeure.

                                      XVII

                                  MISCELLANEOUS

            17.1 Non-solicitation. During the term of the Research Program and for a period of one year thereafter, neither Party shall solicit, induce, encourage or attempt to induce or encourage any employee of the other Party to terminate his or her employment with such other Party or to breach any other obligation to such other Party.

            17.2 Standstill. (a) During the Standstill Period (as defined below), without the prior written consent of OXiGENE, neither BMS nor any of its "affiliates" (which, for purposes of this Section 17.2 only, shall be defined as such term is defined under the 1934 Act) shall, directly or indirectly:

               (i)Acquire or propose to acquire, alone or in concert with any Person, by purchase or otherwise, any beneficial interest in any voting securities of OXiGENE, or any warrants, options or other rights to acquire, or any securities convertible into or exchangeable for, any voting securities of OXiGENE; provided, however, that nothing in this
      Section 17.2(a)(i) shall be deemed or construed to prohibit BMS and its affiliates from purchasing collectively less than five percent of any class of securities of OXiGENE registered under Section 12 or 15 of the 1934 Act and exercising their respective voting rights as shareholders with respect to such securities;

               (ii) Participate in any way in any "solicitation" of "proxies" (as such terms are defined in the regulations promulgated pursuant to Section 14 of the 1934 Act), or seek to advise or influence in any manner whatsoever any Person with respect to the voting of any voting securities of OXiGENE;

               (iii) Participate in a "group," within the meaning of Section 13(d)(3) of the 1934 Act, with respect to any voting securities of OXiGENE;

               (iv) Propose, either alone or in concert with any Person, to OXiGENE or any of its shareholders any business combination of OXiGENE with, sale of substantially all of the assets of OXiGENE to, or any other similar transaction with or to any Person, or otherwise seek, alone or in concert with any Person, to control, change or influence the management, directors or policies of OXiGENE, except with respect to the subject matter of this Agreement and/or the Supply Agreement, when executed; or

               (v)Announce any intention to do, or enter into any agreement or understanding with any Person to do, any of the activities prohibited under Sections 17.2(a)(i)-(iv).

            (b) For purposes of this Section 17.2, the "Standstill Period" shall commence on the Effective Date and expire on the earlier to occur of: (i) December 31, 2002; or (ii) any Third Party's or "group's" taking of any of the actions, or announcing an intention to take any of the actions, specified in Sections 17.2(a)(i)-(v), if OXiGENE supports same or does not, within 10 business days after such action or announcement, oppose or recommend to its shareholders rejection of such action.

            17.3 Relationship of Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employment or joint venture relationship between the Parties. Neither Party shall be entitled to, or shall, incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

            17.4 Guaranty. OXiGENE, Inc. hereby unconditionally guaranties the performance of all obligations of OXiGENE Europe AB under this Agreement and the Supply Agreement, when executed. In the event of a breach by OXiGENE Europe AB in the observance of the terms of this Agreement, BMS shall be entitled to proceed against either OXiGENE Europe AB or directly against OXiGENE, Inc., as BMS may determine in its sole discretion, to enforce this Agreement.

            17.5 Assignment. (a) Each Party shall be entitled to assign this Agreement to any of its Affiliates upon 60 days' prior written notice to the other Party; provided, however, that in the event of any such assignment, the assigning Party shall remain jointly and severally liable with respect to all of its obligations hereunder, and in the event of any default relating to any such obligations, the other Party shall be entitled to proceed against either such Affiliate or directly against the assigning Party, as such other Party may determine in its sole discretion, to enforce this Agreement.

            (b) Except as provided in Section 17.5(a), neither Party shall be entitled to assign its rights hereunder without the express written consent of the other Party, except that each Party may assign this Agreement to any assignee of all or substantially all of such Party's business (or that portion thereof to which this Agreement relates) or in the event of such Party's merger, consolidation or similar transaction.

            (c) No assignment contemplated by this Section 17.5 shall be valid or effective unless and until the assignee/transferee shall agree in writing to be bound by the provisions of this Agreement.

            17.6 Disclaimer of Warranties. EXCEPT AS EXPRESSLY PROVIDED IN SECTIONS 2 AND 3.1, THE PARTIES EXPRESSLY DISCLAIM ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS

FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE PRACTICE.

            17.7 Further Actions. Each Party shall execute, acknowledge and deliver such further instruments, and take all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

            17.8 Notice. Any notice or request required or permitted to be given under or in connection with this Agreement shall be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

            (i)   In the case of BMS, to:

                  Bristol-Myers Squibb Company
                  P.O. Box 4000
                  Route 206 & Province Line Road
                  Princeton, New Jersey  08543-4000
                  USA
                  Attention:  Vice President & Senior Counsel,
                           Pharmaceutical Research Institute and
                         Worldwide Business Development
                          Facsimile No.: 1-609-252-4232

            (ii) In the case of OXiGENE, to:

                  OXiGENE Europe AB
                  Blasieholmsgatan 2c
                  S-111 48 Stockholm
                  SWEDEN
                  Attention:  Chief Executive Officer
                  Facsimile No.:  011-46-8-678-8605

or to such other address for such Party as it shall have specified by like notice to the other Party, provided that notices of a change of address shall be effective only upon actual receipt thereof. If delivered personally or by facsimile transmission, the date of delivery shall be deemed to be the date on which such notice or request was given. If sent by overnight express courier service, the date of delivery shall be deemed to be the next business day after such notice or request was deposited with such service. If sent by certified mail, the date of delivery shall be deemed to be the fifth business day after such notice or request was deposited with the postal service in the country of mailing.

            17.9 Use of Name. Except as otherwise provided herein, neither Party shall have any right, express or implied, to use in any manner the name or other designation of the other Party or any other trade name or trademark of the other

Party (including, without limitation, any Trademark) for any purpose in connection with the performance of this Agreement.

            17.10 Public Announcements. (a) Except as required by law (including, without limitation, the applicable disclosure requirements of any relevant regulatory authority or stock exchange) and as permitted by Section 12.2, neither Party shall make any public announcement concerning this Agreement, any Covered Product or any other subject matter hereof without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed. It shall not be unreasonable for a Party to withhold consent with respect to any public announcement containing any of such Party's Confidential Information. In the event of any required or proposed public announcement, (i) the Parties shall consult with each other in good faith as to the timing thereof, and (ii) the Party making such announcement shall provide the other Party with a copy of the proposed text prior to such announcement sufficiently in advance of the scheduled release of such announcement to afford such other Party a reasonable opportunity to review and comment upon the proposed text.

            (b) BMS acknowledges and agrees that OXiGENE needs to communicate with its investors regularly and keep them apprised of the development status of the products in which OXiGENE has an interest. In order to facilitate this communication, promptly after the Effective Date BMS shall designate, from time to time, one BMS employee who shall have primary responsibility for reviewing and approving all OXiGENE proposed investor communications, to the extent that they pertain to this Agreement, any Covered Product or any other subject matter hereof. BMS shall instruct such employee to review the content of such draft communications as expeditiously as possible and otherwise to cooperate with and assist OXiGENE in connection therewith, so long as the number of such communications and the timing thereof are reasonable.

            (c) Following a Party's consent to or approval of the public announcement of any information pursuant to this Section 17.10, both Parties shall be entitled to make subsequent public announcements of such information without renewed compliance with this Section 17.10, unless the scope and/or duration of such consent or approval is expressly limited.

            17.11 Waiver. A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

            17.12 Compliance with Law. Nothing in this Agreement shall be deemed to permit a Party to export, re-export or otherwise transfer any Covered Product sold under this Agreement without compliance with applicable laws.

            17.13 Severability. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

            17.14 Amendment. No amendment, modification or supplement of any provisions of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

            17.15 Governing Law; English Original; Jurisdiction. (a) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to its choice of law principles; provided, however, that any arbitration proceeding conducted pursuant to Section
17.16 shall be governed by the Convention on the Recognition and Enforcement of Foreign Arbitral Awards of June 10, 1958. The English original of this Agreement shall prevail over any translation hereof.

            (b) Without prejudice to the rights and obligations of the Parties under Section 17.16, each Party hereby consents to the in personam jurisdiction of any state or federal court sitting in the State of New Jersey with respect to any matter arising in connection with this Agreement and further consents to the service of any process, notice of motion or other application to any such court or a judge thereof outside the State of New Jersey by registered or certified mail or personal service, provided that reasonable time is allowed for appearance. Each Party hereby waives, to the greatest extent it may do so, any defense it may have on the grounds of inconvenient forum with respect to any action or proceeding maintained in any state or federal court in New Jersey.

            17.16 Arbitration. (a) Any dispute arising out of or relating to any provisions of this Agreement shall be finally settled by arbitration to be held in Philadelphia, Pennsylvania, under the auspices and then current commercial arbitration rules of the American Arbitration Association (the "AAA"). Such arbitration shall be conducted by three arbitrators. Within 30 days after the commencement of any arbitration, each Party shall appoint one arbitrator, and these two arbitrators shall jointly appoint the third arbitrator, who shall have significant experience in pharmaceutical drug development and commercialization; provided, however, that if the two arbitrators appointed by the Parties are unable to agree upon the third arbitrator within 30 days after their appointment, then the third arbitrator shall be appointed by the AAA. The Parties shall instruct such arbitrators to render a determination of any such dispute within four months after their appointment. All arbitration proceedings shall be conducted in English. Judgment upon any award rendered may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

            (b) Section 17.16(a) shall not prohibit a Party from seeking injunctive relief from a court of competent jurisdiction in the event of a breach or prospective breach of this Agreement by the other Party which would cause irreparable harm to the first Party.

            17.17 No Consequential Damages. IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS RESPECTIVE AFFILIATES OR SUBLICENSEES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES OR SUBLICENSEES FOR SPECIAL, INDIRECT, INCIDENTAL OR

CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUE, OR CLAIMS OF CUSTOMERS OF ANY OF THEM OR OTHER THIRD PARTIES FOR SUCH OR OTHER DAMAGES.

            17.18 Entire Agreement. This Agreement (together with the Exhibits hereto and the Research Plans, as approved and modified from time to time by the Joint Development Committee) sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions and negotiations between them, and neither of the Parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or as duly set forth on or subsequent to the Effective Date in writing and signed by a proper and duly authorized officer or representative of the Party to be bound thereby. Without limiting the generality of the foregoing, the terms and conditions of this Agreement shall supersede the terms and conditions of any confidentiality, non-disclosure or similar such agreement that the Parties may have executed prior to the Effective Date.

            17.19 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective permitted successors and assigns.

            17.20 Descriptive Headings. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

            17.21 Counterparts. This Agreement may be executed simultaneously in two counterparts, any one of which need not contain the signature of more than one Party, but both such counterparts taken together shall constitute one and the same agreement.

                                    * * *

            IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.


                                       OXIGENE EUROPE AB



                                       By:
                                           ___________________________________
                                           Name:
                                           Title:


                                       BRISTOL-MYERS SQUIBB COMPANY



                                       By:
                                           ___________________________________
                                           Name:
                                           Title:


                                       ACCEPTED AND AGREED TO WITH RESPECT TO
                                          SECTION 17.4:

                                       OXIGENE, INC.



                                       By:
                                           ___________________________________
                                           Name:
                                           Title: